Exhibit 10.1 Execution Version SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment and Waiver”), dated as of April 17 2024, is entered into by and among DIGITAL MEDIA SOLUTIONS, LLC., a Delaware limited liability company (the “Borrower”), DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), TRUIST BANK (“Truist Bank”), as administrative agent (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Lender and as an Issuing Bank, the other Lenders party hereto (together with Truist Bank as Lender, collectively, the “Lenders”) and the other Issuing Banks party hereto (together with Truist Bank as an Issuing Bank, collectively, the “Issuing Banks”). RECITALS A. The Borrower, Holdings, the Lenders, the Issuing Banks and Administrative Agent entered into that certain Credit Agreement dated as of May 25, 2021 (as amended on August 16, 2023, and as may be further amended, modified, extended or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders extended certain financing accommodations to the Borrower. B. The Borrower has advised the Administrative Agent and the Lenders that the Loan Parties require immediate liquidity in order to continue to operate their business in the ordinary course and the Tranche A Lenders are willing to provide up to $22,000,000 additional liquidity on the terms set forth herein in order to permit the Loan Parties to continue to operate their business in the ordinary course. C. The Parties hereto agree that $53,344,048.12 of Initial Term Loans and $12,655,951.88 of Revolving Loans shall be exchanged for $66,000,000 Tranche B Term Loans as specified under the Credit Agreement on the terms set forth herein and in Section 2.01 of the Credit Agreement (as amended by this Amendment and Waiver). D. (i) A Default has occurred and is continuing as a result of the Loan Parties’ failure to deliver the audited financial statements for the fiscal year ended December 31, 2023 (the “2023 Financials”) on or prior to March 31, 2024 as required by Section 5.01(a) of the Credit Agreement (the “Specified Default”), (ii) an Event of Default has (or may have) previously occurred prior to the Second Amendment Effective Date under Section 7.01(d)(ii) of the Credit Agreement as a result of the Loan Parties’ failure to comply with the Liquidity Covenant contained in Section 6.11(b) of the Credit Agreement, (iii) an Event of Default has (or may have) previously occurred prior to the Second Amendment Effective Date under Section 7.01(d)(ii) of the Credit Agreement as a result of the Loan Parties’ failure to comply with the Total Net Leverage Ratio covenant contained in Section 6.11(a) of the Credit Agreement, (iv) an Event of Default has previously occurred as a result of the Loan Parties’ failure to deliver the monthly operational report for February 2023 on or prior to (15) Business Days after the end of such month as required by Section 5.01(k) of the Credit Agreement, (v) an Event of Default has previously occurred

2 as a result of the Loan Parties’ failure to deliver the Cash Flow Forecast on or prior to the second Friday of March 2024 as required by Section 5.01(j) of the Credit Agreement and (vi) an Event of Default has previously occurred as a result of the failure of Best Rate Referrals, Inc to be joined as a Loan Party pursuant to the Collateral and Guarantee Requirement under the Credit Agreement (clauses (ii)- (vi) above, together with any Default or Event of Default arising out of any inaccuracy of any representation or warranty or failure to give notice relating to any Specified Default or Specified Events of Default, collectively the “Specified Events of Default”). E. The Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to make certain modifications and (i) waive the Specified Default and the Specified Events of Default on the terms and conditions set forth herein, and (ii) waive the requirement that Best Rate Referrals, Inc be joined as a Loan Party under the Credit Agreement, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement and grant such waivers subject to the terms and conditions set forth herein and therein. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: SECTION 1. Defined Terms. Capitalized terms used but not defined herein, including in the preamble and recitals above, shall have the meanings assigned to such terms in the Credit Agreement. SECTION 2. Amendments. The body of the Credit Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the blue, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the marked copy of the Credit Agreement attached as Exhibit A hereto. Such amended Credit Agreement constitutes the entire Credit Agreement as of the date hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the Credit Agreement. The schedules to the Credit Agreement are hereby supplemented and amended with the schedules attached as Exhibit B hereto. The exhibits to the Credit Agreement are hereby amended and supplemented with the exhibit attached as Exhibit C hereto. SECTION 3. Waiver. Subject to the satisfaction in full of the conditions to effectiveness set forth in Section 4 below and in reliance upon the representations and warranties of the Loan Parties contained herein, the Administrative Agent (acting at the direction of the Lenders pursuant to this Amendment and Waiver) and the Lenders hereby agree to (i) waive the Specified Default and the Specified Events of Default and (ii) waive the requirement that Best Rate Referrals, Inc be joined as a Loan Party under the Credit Agreement; provided that, solely with respect to the Specified Default, the Loan Parties deliver the 2023 Financials on or prior to April 30, 2024. It is understood and agreed that, subject to the terms of this Amendment and Waiver, (a) the Specified

3 Default and the Specified Events of Default shall not constitute a Default or an Event of Default, respectively, under the Credit Agreement and (b) in no event shall the Specified Default and the Specified Events of Default result in the acceleration of the Loans under Section 7.01 of the Credit Agreement or any other provision of any Loan Document. The waivers set forth in this Section 3 shall be effective only in this specific instance and only for the specific purpose set forth herein and, for the avoidance of doubt, do not allow for any other or further departure from the terms and conditions of the Credit Agreement (after giving effect to this Amendment and Waiver) or any other Loan Document, which terms and conditions shall continue in full force and effect. SECTION 4. Effectiveness of this Amendment and Waiver. This Amendment and Waiver, and the Lender’s obligation to fund the Tranche A Term Loans, shall only become effective upon the satisfaction or waiver of the following conditions (the “Second Amendment Effective Date”): (a) The Administrative Agent (or its counsel) shall have received from each Loan Party and from each Lender (collectively constituting all Lenders) copies of this Amendment and Waiver and each other agreement, instrument or other document to be entered into or delivered on the Second Amendment Effective Date, in each case, duly executed by each signatory thereto. (b) The Administrative Agent shall have received a certificate of each Loan Party, dated the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, including or attaching a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Second Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation. (c) The Administrative Agent shall have received a Borrowing Request pursuant to Section 2.03 of the Credit Agreement. (d) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders) dated the Second Amendment Closing Date of Kirkland & Ellis LLP in form and substance reasonably satisfactory to the Required Lenders. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion. (e) Ropes & Gray LLP (“Ropes”) and FTI Consulting, Inc. (“FTI” and together with Ropes and such other professional advisors as are retained by an ad hoc group of Lenders, the “Ad Hoc Group Advisors”) and King & Spalding LLP (“K&S”), as counsel to the Administrative Agent, shall have received all fees and other amounts due and payable by any Loan Party to the Administrative Agent or the Ad Hoc Group Advisors, including, without limitation, reimbursement or payment of all fees and expenses (including, without limitation, fees, charges

4 and disbursements of (i) K&S, (ii) Ropes, and (iii) FTI, in each case, incurred in connection with the preparation, negotiation and execution of this Amendment and Waiver and the other documents contemplated hereby, and in the case of clause (ii) and (iii) above, including a reasonable retainer for services. (f) The Collateral and Guarantee Requirement, including the Amendment Collateral and Guarantee Requirements, shall have been satisfied in accordance with the Credit Agreement and the Administrative Agent shall have received a completed Perfection Certificate dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby. (g) The Required Lenders shall have received an officer’s certificate signed by a Responsible Officer certifying that GotConsumer, LLC is not a Subsidiary of any Loan Party. (h) The Administrative Agent shall have received Supplement No. 4 to the Master Guarantee Agreement signed by each of CEP V DMS US Blocker Company and Digital Media Solutions Inc. (i) The Loan Parties shall deliver a certificate of each Loan Party, dated the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, certifying that (i) the representations and warranties of each Loan Party set forth in this Amendment and Waiver and in the Loan Documents, other than with respect to the Specified Default and the Specified Events of Default and the representations under Section 3.14 of the Credit Agreement, shall be true and correct in all material respects (or in all respects, if any such representation or warranty is already qualified by materiality) on the Second Amendment Effective Date (unless such representations relate to a specific earlier date, in which case such representations shall have been true and correct in all material respects (or in all respects, as applicable) as of such earlier date) and (ii) as to the matters set forth in Section 4(h) herein. (j) At the time of and immediately after giving effect to this Amendment and Waiver on the Second Amendment Effective Date, other than the Specified Default and the Specified Events of Default, no Default or Event of Default shall have occurred and be continuing. SECTION 5. Conditions Subsequent to Effectiveness of this Amendment and Waiver. The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Amendment and Waiver, the Loan Parties shall satisfy the conditions subsequent set forth below as may be modified, amended or waived at the Direction of the Required Lenders (it being understood that the failure by the Loan Parties to perform or cause to be performed any such condition subsequent shall constitute an immediate Event of Default): (a) The Administrative Agent shall have, on or prior to April 26, 2024 (or such later date as agreed to at the Direction of the Required Lenders), received a customary written legal opinion of Gordon Rees Scully Mansukhani in form and substance reasonably satisfactory to the Required Lenders with respect to the Loan Parties organized in Nebraska, Colorado, Pennsylvania, Wyoming and Massachusetts.

5 (b) No later than seven (7) calendar days after the Second Amendment Effective Date ("Process Launch Date”), the Loan Parties shall commence a strategic alternatives review process including a marketing process for a sale of all or substantially all assets of the Loan Parties, which sale may be in whole or in part, and prepare a confidential information memorandum in connection therewith. (c) No later than forty-five (45) calendar days after the Process Launch Date, the Loan Parties shall have solicited and received initial indications of interest in form and substance reasonably satisfactory to the Required Tranche A Lenders (each, an “IOI”), and shall promptly, and in any event within thirty-six (36) hours of receipt thereof, deliver to the Ad Hoc Group Advisors on a “professional eyes only” basis any and all such IOIs received. (d) No later than ninety (90) calendar days after the Process Launch Date, the Loan Parties shall have solicited and received letters of intent in form and substance reasonably satisfactory to the Required Tranche A Lenders (each an “LOI”), and shall promptly, and in any event within thirty-six (36) hours of receipt thereof, deliver to the Required Tranche A Lenders any and all such LOIs received. (e) No later than one hundred twenty (120) calendar days after the Process Launch Date, the Loan Parties shall enter into one or more agreement(s) with a counter-party and / or purchaser(s) (such agreement, the “Agreement(s)”), which such Agreements shall be in form and substance satisfactory to the Required Tranche A Lenders in their sole discretion to the extent that any such Agreement does not provide for the satisfaction in full in cash of the Obligations under the Loan Documents. SECTION 6. Payment of Fees and Expenses. The Borrower agrees to pay (or cause to be paid) the following: (a) a commitment fee (the “Commitment Fee”) to the Administrative Agent for the ratable benefit of the Tranche A Lenders in an amount equal to 8.0% of the total Tranche A Term Commitment, which Commitment Fee shall be fully earned on the Initial Tranche A Funding Date (as defined in the Credit Agreement (as amended by this Amendment and Waiver)) and payable as PIK Interest on the Second Amendment Effective Date; and (b) any and all outstanding invoices, fees and expenses (including, without limitation, the fees and expenses of attorneys, consultants and other advisors to the Lenders, including Ropes & Gray LLP (which shall include a reasonable retainer for services), FTI Consulting, Inc. and King & Spalding LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and the documents contemplated hereby on or before the Second Amendment Effective Date. SECTION 7. Representations and Warranties. Each Loan Party represents and warrants as follows as of the date hereof: (a) Authorization; Enforceability. This Amendment and Waiver and each of the other Loan Documents entered in connection herewith have been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and the Credit Agreement and each other Loan Document to which any Loan Party is a party, constitutes, a legal, valid and

6 binding obligation of Holdings the Borrower and each Loan Party that is a party thereto, in each case, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) Representations and Warranties. The representations and warranties contained in the Credit Agreement and each Loan Document, other than the representations under Section 3.14 of the Credit Agreement, are true and correct in all material respects (or, if such representation and warranty is, by its terms, qualified as to materiality, in all respects) on and as of the date hereof as if made on and as of the date hereof other than representations and warranties relating to a specific earlier date and in such case such representations and warranties shall be true and correct in all material respects as of such earlier date. (c) Governmental and Other Third-Party Approvals; No Conflicts. The execution, delivery performance by, or enforcement against any Loan Party of this Amendment and Waiver or any other agreement, instrument or other document entered into or delivered in connection herewith (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02 of the Credit Agreement, except (in the case of each of preceding clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, or imposition of Lien, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (d) Liens; Priority. The Administrative Agent shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Secured Parties, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Liens permitted pursuant to Section 6.02 of the Credit Agreement. (e) GotConsumer, LLC. GotConsumer, LLC is not a Subsidiary of any Loan Party and is not required to be a Loan Party pursuant to the terms of the Credit Agreement. SECTION 8. Affirmation. Each Loan Party hereby affirms, acknowledges and agrees that: (a) the execution, delivery and performance of this Amendment and Waiver by the Lenders shall not be deemed or construed to be a satisfaction, restatement, novation, or release of

7 the Credit Agreement or of any of the other Loan Documents or of the liabilities of any Loan Party to the Lenders. Except as expressly set forth herein, neither the execution, delivery and performance of this Amendment and Waiver by the Lenders nor any actions taken or not taken by the Lenders prior to the execution of this Amendment and Waiver or pursuant hereto or under the Loan Documents shall be deemed or construed as a waiver by the Lenders of any rights and remedies and the Lenders reserve all of their rights and remedies including those in connection with any existing defaults as of the date hereof. The Loan Parties have no defenses (other than payment in full in cash), setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents or their liabilities thereunder to the Lenders, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to any of such liabilities or the Loan Documents, or with respect to the administration or funding of any of their respective obligations thereunder; and (b) Except as expressly set forth herein, no failure to exercise and no delay in exercising, on the part of the Lenders, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Each Loan Party further agrees that the rights, remedies, powers and privileges provided herein and in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Each Loan Party further agrees that no remedy conferred upon the Lenders under the Loan Documents or this Amendment and Waiver is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given under the Loan Documents or this Amendment and Waiver or now or hereafter existing at law or in equity or by statute or any other provision of law. SECTION 9. Ratification of Liability; Amendment. Each Loan Party, as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement, the Collateral Agreement and each other Loan Document to which such Person is a party, all as amended by this Amendment and Waiver, and the Liens granted, created and perfected thereby, and acknowledges that (a) it has no defenses (other than payment in full in cash), claims or set-offs to the enforcement of such liabilities, obligations and agreements, (b) the Administrative Agent and the Lenders have fully performed all obligations to such Person which the Lenders may have had or have on and as of the date hereof, and (c) other than as specifically set forth herein, the Administrative Agent and the Lenders do not waive, diminish or limit any term or condition contained in the Loan Documents. The Administrative Agent’s and the Lenders’ agreement to the terms of this Amendment and Waiver or any future waiver and/or amendment of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among the Loan Parties or the Lenders, or any of them. SECTION 10. Acknowledgments by the Borrower. The Borrower acknowledges and agrees that the aggregate principal amount of the Borrower’s obligations to the Lenders under the Credit Agreement, as of the Second Amendment Effective Date after giving effect to this Amendment and Waiver, for (x) Initial Term Loans is $199,107,695.48, plus accrued and unpaid

8 interest, (y) Revolving Loans is $44,597,318.22, plus accrued and unpaid interest, and (z) Tranche B Term Loans is $66,000,000, and all such obligations are due and owing by the Borrower to the Lenders in accordance with the Credit Agreement and the Loan Documents, and without any defense, deduction, offset, or counterclaim of any nature (all of which are hereby waived). SECTION 11. Reference to and Effect on the Loan Documents. (a) Upon and after the effectiveness of this Amendment and Waiver, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby and (ii) each reference in the Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Agreement, and each reference in the Loan Documents to “the Collateral Agreement”, “thereof” or words of like import referring to the Collateral Agreement, shall mean and be a reference to the Collateral Agreement as modified and amended hereby. (b) Except as specifically amended hereby, the Credit Agreement, the Collateral Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower and each other Loan Party party thereto to the Lenders. (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the Collateral Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Collateral Agreement or any other Loan Document. (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement or the Collateral Agreement, after giving effect to this Amendment and Waiver, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement or the Collateral Agreement, respectively, as modified or amended hereby. SECTION 12. Further Assurances. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Lenders in order to effectuate fully the intent of this Amendment and Waiver. SECTION 13. Integration. This Amendment and Waiver, together with the Credit Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. This Amendment and Waiver constitutes a “Loan Document” under the Credit Agreement.

9 SECTION 14. Severability. If any part of this Amendment and Waiver is contrary to, prohibited by, or deemed invalid under applicable laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. SECTION 15. Captions. The captions in this Amendment and Waiver are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment and Waiver or any of the provisions hereof. SECTION 16. Counterparts; Facsimile Signatures. This Amendment and Waiver may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and Waiver shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of Section 9.09 and Section 9.10 of the Credit Agreement is hereby incorporated into this Agreement as if fully set forth herein, mutatis mutandis. SECTION 18. Release. (a) The Loan Parties acknowledge that the Lenders would not enter into this Amendment and Waiver without the Loan Parties’ assurance hereunder. Except for the obligations arising hereafter under this Amendment and Waiver and the other Loan Documents, each Loan Party, on behalf of itself and each of its Subsidiaries, hereby absolutely discharges and releases the Administrative Agent, the Collateral Agent, the Issuing Banks, the Lenders, any Person that has obtained any interest from the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders under any Loan Document and each of the Administrative Agent’s, the Collateral Agent’s, the Issuing Banks’ and the Lenders’ former and present partners, stockholders, officers, directors, employees, successors, assignees, affiliates, agents and attorneys (collectively, the “Releasees”) from any known or unknown claims which any Loan Party or any of their Subsidiaries now has against any such Person or any other Releasee of any nature arising out of or related to any Loan Parties or any of their Subsidiaries, any dealings with any Loan Party or any of their Subsidiaries, this Amendment and Waiver or any of the other Loan Documents or any transactions pursuant hereto or thereto or contemplated hereby or thereby, any collateral of any Person that previously secured or now or hereafter secures any of the Secured Obligations, or any negotiations for any modifications to or forbearance or concessions with respect to this Amendment and Waiver or any of the other Loan Documents, in each case whether founded in contract, in tort or pursuant to any other theory of liability, and in each case, to the extent originating in whole or in part on or before the date hereof.

10 (b) The provisions, waivers and releases set forth in this section are binding upon each Loan Party and such Person’s agents, employees, assigns and successors in interest, as well as the stockholders or other equity holders of each Loan Party. The provisions, waivers and releases of this section shall inure to the benefit of each Releasee. (c) The Loan Parties hereby warrant and represent that they or their Subsidiaries are the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and neither the Loan Parties nor any of their Subsidiaries has heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. The Loan Parties shall indemnify and hold harmless the Lenders from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer. (d) The provisions of this section shall survive payment in full (other than contingent indemnification obligations and cost reimbursement obligations, in each case, to the extent no claim giving rise thereto has been asserted) of the Secured Obligations, full performance of all the terms of this Amendment and Waiver, the Credit Agreement and each other Loan Document, and/or the Lenders’ actions to exercise any remedy available under the Credit Agreement and the other Loan Documents or otherwise. SECTION 19. Release of GotConsumer LLC. It is hereby acknowledged and agreed that GotConsumer LLC is released as a Loan Party under the Credit Agreement and other Loan Documents and that any an all Liens with respect to GotConsumer LLC or its assets for the benefit of the Lenders are hereby released and discharged. It is agreed that the Loan Parties may complete the necessary filings to effectuate the release of Liens with respect to GotConsumer LLC. [signature pages follow]

[Signature Page to Second Amendment and Waiver to Credit Agreement] IN WITNESS WHEREOF, the parties have entered into this Amendment and Waiver as of the date first above written. DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, as Holdings By: /s/ Joseph Marinucci Name: Joseph Marinucci Title: Chief Executive Officer DIGITAL MEDIA SOLUTIONS, LLC, as Borrower By: /s/ Joseph Marinucci Name: Joseph Marinucci Title: Chief Executive Officer

[Signature Page to Second Amendment and Waiver to Credit Agreement] ACKNOWLEDGED AND AGREED: FORTE MEDIA SOLUTIONS, LLC PURE FLOW MARKETING, LLC SCHOOLADVISOR, LLC PROTECT. COM LLC BEST RATE HOLDINGS, LLC DMS ENGAGE, LLC CAR LOAN PAL HOLDINGS LLC W4 HOLDING COMPANY, LLC SPARKROOM HOLDINGS, LLC SPARKROOM, LLC EDGE MARKETING, LLC AIMTELL LLC PUSHPROS LLC DMS UE ACQUISITION HOLDINGS INC. UE AUTHORITY, CO. ARAMIS INTERACTIVE, LLC DEALTAKER, LLC SHE IS MEDIA, LLC SMARTERCHAOS.COM, LLC PEAK VERTEX, LLC TRAVERSE DATA, INC. APEX DIGITAL SOLUTIONS, LLC ART BROCK HOLDINGS, LLC CGIW MARKETING SERVICES, LLC DMS EDUCATION, LLC ORANGE CEDAR HOLDINGS, LLC RGO MEDIA LLC WHITE STAR EMAIL LLC SWWSMEDIA.COM, LLC HEALTH MARKET ADVISOR GROUP, LLC PERFORMANCE MARKETERS GROUP, LLC CEP V DMS US BLOCKER COMPANY DIGITAL MEDIA SOLUTIONS INC. By: /s/ Joseph Marinucci Name: Joseph Marinucci Title: Chief Executive Officer or Authorized Person, as applicable

TRUIST BANK, as Administrative Agent and as Collateral Agent By: /s/ Amanda Parks Name: Amanda Parks Title: SVP TRUIST BANK, as a Lender and as an Issuing Bank By: /s/ Amanda Parks Name: Amanda Parks Title: SVP

[Lender Signature pages on file with the Company]

EXHIBIT A [See attached]

Conformed Credit Agreement through and including the FirstSecond Amendment Exhibit A Deal CUSIP: 25401HAA2 Revolver Facility CUSIP: 25401HAB0 Initial Term Loan Facility CUSIP: 25401HAC8 Tranche A Term Loan Facility CUSIP: 25401HAE4 Tranche B Term Loan Facility CUSIP: 25401HAD6 CREDIT AGREEMENT dated as of May 25, 2021 among DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, as Holdings, DIGITAL MEDIA SOLUTIONS, LLC, as Borrower, The Lenders and Issuing Banks Party Hereto, and TRUIST BANK as Administrative Agent, Collateral Agent, a Lender and an Issuing Bank TRUIST SECURITIES, INC. and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

Article I

Definitions

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	678
Section 1.03	Terms Generally	678
Section 1.04	Accounting Terms; GAAP	68
Section 1.05	[Reserved]	6970
Section 1.06	[Reserved]	6970
Section 1.07	Certain Determinations	6970
Section 1.08	Division	70
Section 1.09	Leverage Ratios	701
Section 1.10	Pro Forma Calculations	701
Section 1.11	LIBOR	723

Article II

The Credits

Section 2.01	Commitments	734
Section 2.02	Loans and Borrowings	734
Section 2.03	Requests for Borrowings	745
Section 2.04	Swing Line Facility	756
Section 2.05	Letters of Credit	778
Section 2.06	Funding of Borrowings	856
Section 2.07	Interest Elections	867
Section 2.08	Termination and Reduction of Commitments	878
Section 2.09	Repayment of Loans; Evidence of Debt	889
Section 2.10	Amortization	890
Section 2.11	Prepayment of Loans	891
Section 2.12	Fees	923
Section 2.13	Interest	935
Section 2.14	Interest Rates	956
Section 2.15	Increased Costs	978
Section 2.16	Break Funding Payments	98100
Section 2.17	Taxes	99100
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	1024
Section 2.19	Mitigation Obligations; Replacement of Lenders	1046
Section 2.20	[Reserved]	1067
Section 2.21	[Reserved]	1067
Section 2.22	Defaulting Lenders	1067

ii Section 2.23 Illegality .............................................................................................................1079 Section 2.24 [Reserved] ..........................................................................................................1089 Article III Representations and Warranties Section 3.01 Organization; Powers .........................................................................................1089 Section 3.02 Authorization; Enforceability ............................................................................1109 Section 3.03 Governmental and Other Third Party Approvals; No Conflicts ........................1109 Section 3.04 Financial Condition; No Material Adverse Effect .............................................1109 Section 3.05 Properties ...........................................................................................................1101 Section 3.06 Litigation and Environmental Matters ...............................................................1101 Section 3.07 Compliance with Laws ......................................................................................1112 Section 3.08 Investment Company Status ..............................................................................1112 Section 3.09 Taxes ..................................................................................................................1112 Section 3.10 ERISA ................................................................................................................1112 Section 3.11 Disclosure ..........................................................................................................1123 Section 3.12 Subsidiaries ........................................................................................................1123 Section 3.13 Intellectual Property; Licenses, Etc. ..................................................................1123 Section 3.14 Solvency .............................................................................................................1123 Section 3.15 Senior Indebtedness ...........................................................................................1134 Section 3.16 Federal Reserve Regulations ..............................................................................1134 Section 3.17 Use of Proceeds ..................................................................................................1134 Section 3.18 OFAC and PATRIOT Act .................................................................................1135 Section 3.19 Foreign Corrupt Practices Act ...........................................................................1145 Section 3.20 Security Interests ................................................................................................1145 Section 3.21 Beneficial Ownership Regulation ......................................................................1145 Section 3.22 Employment .......................................................................................................1146 Article IV Conditions Section 4.01 Closing Date.......................................................................................................1156 Section 4.02 Each Credit Event ..............................................................................................1178 Article V Affirmative Covenants Section 5.01 Financial Statements and Other Information .....................................................1189 Section 5.02 Notices of Material Events.................................................................................1223 Section 5.03 Information Regarding Collateral ......................................................................1224 Section 5.04 Existence; Conduct of Business .........................................................................1234 Section 5.05 Payment of Taxes, etc. .......................................................................................1234 Section 5.06 Maintenance of Properties .................................................................................1235

Section 5.07	Insurance	1235
Section 5.08	Books and Records; Inspection and Audit Rights	1245
Section 5.09	Compliance with Laws	1246
Section 5.10	Use of Proceeds and Letters of Credit	1256
Section 5.11	Additional Subsidiaries	1256
Section 5.12	Further Assurances	1267
Section 5.13	[Reserved]Maintenance of Ratings	1268
Section 5.14	Certain Post-Closing Obligations	1268
Section 5.15	Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws	1278
Section 5.16	Cost Savings Milestones	1279
Section 5.17	Independent Directors, Management	1279
Section 5.18	Lender Conference Calls	1289
Section 5.19	Continued Retention of Financial Advisor	129
Section 5.20	Management Retention and Incentive Plan	129

Article VI

Negative Covenants

Section 6.01	Indebtedness; Certain Equity Securities	12830
Section 6.02	Liens	1313
Section 6.03	Fundamental Changes; Line of Business; Holdings Covenant	1346
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	1357
Section 6.05	Asset Sales	1379
Section 6.06	Sale and Leaseback Transactions	13941
Section 6.07	Restricted Payments; Certain Payments of Indebtedness	13941
Section 6.08	Transactions with Affiliates	1424
Section 6.09	Restrictive Agreements	1435
Section 6.10	Amendment of Junior Financing; Negative Pledge	1446
Section 6.11	Financial Performance Covenant	1457
Section 6.12	Changes in Fiscal Year; Accounting Principles	1457
Section 6.13	Amendments of Organizational Documents	1457
Section 6.14	Corporate Governance.	1457
Section 6.15	Permitted Variances	147
Section 6.16	Dormant Entity	148

Article VII

Events of Default

Section 7.01	Events of Default	1468
Section 7.02	Right to Cure	14951
Section 7.03	Application of Proceeds	14951

iii

iv Article VIII Administrative Agent Section 8.01 Appointment and Authority .............................................................................14953 Section 8.02 Rights as a Lender ..............................................................................................1503 Section 8.03 Exculpatory Provisions ......................................................................................1504 Section 8.04 Reliance by Administrative Agent .....................................................................1525 Section 8.05 Delegation of Duties ..........................................................................................1525 Section 8.06 Resignation of Administrative Agent ................................................................1526 Section 8.07 Non-Reliance on Administrative Agent and Other Lenders ..............................1547 Section 8.08 No Other Duties, Etc. .........................................................................................1559 Section 8.09 Administrative Agent May File Proofs of Claim ...............................................1569 Section 8.10 No Waiver; Cumulative Remedies; Enforcement ............................................15760 Section 8.11 Withholding Taxes ...........................................................................................15760 Section 8.12 Erroneous Payment ..........................................................................................15861 Article IX Miscellaneous Section 9.01 Notices ...............................................................................................................1604 Section 9.02 Waivers; Amendments .......................................................................................1626 Section 9.03 Expenses; Indemnity; Damage Waiver ..............................................................1659 Section 9.04 Successors and Assigns ....................................................................................16871 Section 9.05 Survival ..............................................................................................................1747 Section 9.06 Counterparts; Integration; Effectiveness ............................................................1758 Section 9.07 Severability ........................................................................................................1759 Section 9.08 Right of Setoff....................................................................................................1759 Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process ..........................17680 Section 9.10 WAIVER OF JURY TRIAL ............................................................................17780 Section 9.11 Headings ..........................................................................................................17781 Section 9.12 Confidentiality .................................................................................................17781 Section 9.13 USA PATRIOT Act; Beneficial Ownership Regulation .................................17983 Section 9.14 Release of Liens and Guarantees .......................................................................1803 Section 9.15 No Advisory or Fiduciary Responsibility ..........................................................1814 Section 9.16 Interest Rate Limitation .....................................................................................1815 Section 9.17 Intercreditor Agreements ...................................................................................1825 Section 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions..........................................................................................................1825 Section 9.19 [Reserved]. .........................................................................................................1836 Section 9.20 Certain ERISA Matters ......................................................................................1836 Section 9.21 Payments Set Aside............................................................................................1847 Section 9.22 Acknowledgement Regarding Any Supported QFCs ........................................1847

v SCHEDULES: Schedule 2.01 — Commitments and Loans Schedule 2.01(a) — Tranche A Commitments and Loans Schedule 2.01(b) — Tranche B Commitments and Loans Schedule 3.03 — Government Approvals; No Conflicts Schedule 3.12 — Subsidiaries Schedule 5.14 — Certain Post-Closing Obligations Schedule 5.14(a) — First Amendment Post-Closing Obligations Schedule 5.14(b) — Second Amendment Post-Closing Obligations Schedule 6.01 — Existing Indebtedness Schedule 6.02 — Existing Liens Schedule 6.04(e)— Existing Investments Schedule 6.08 — Existing Affiliate Transactions Schedule 6.09 — Existing Restrictions Schedule 9.01 — Notices Schedule 9.17 — Intra-Lender Covenants EXHIBITS: Exhibit A — Form of Assignment and Assumption Exhibit B — Form of Guarantee Agreement Exhibit C — Form of Perfection Certificate Exhibit D — Form of Collateral Agreement Exhibit E — [Reserved] Exhibit G — Form of Interest Election Request Exhibit H — [Reserved]

vi Exhibit I — Form of Intercompany Note Exhibit J — Form of Specified Discount Prepayment Notice[Reserved] Exhibit K — Form of Specified Discount Prepayment Response[Reserved] Exhibit L — Form of Discount Range Prepayment Notice[Reserved] Exhibit M — Form of Discount Range Prepayment Offer[Reserved] Exhibit N — Form of Solicited Discounted Prepayment Notice[Reserved] Exhibit O — Form of Solicited Discounted Prepayment Offer[Reserved] Exhibit P — Form of Acceptance and Prepayment Notice[Reserved] Exhibit Q-1 — Form of United States Tax Compliance Certificate 1 Exhibit Q-2 — Form of United States Tax Compliance Certificate 2 Exhibit Q-3 — Form of United States Tax Compliance Certificate 3 Exhibit Q-4 — Form of United States Tax Compliance Certificate 4 Exhibit R — Form of Note Exhibit S — Form of Borrowing Request Exhibit T — Form of Letter of Credit Request Exhibit U — Form of Compliance Certificate Exhibit V — Form of PIK Election Notice Exhibit W — Form of Cash Flow Forecast

CREDIT AGREEMENT dated as of May 25, 2021 (this “Agreement”), among DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DIGITAL MEDIA SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS and ISSUING BANKS party hereto and TRUIST BANK, as administrative agent (the “Administrative Agent”), Collateral Agent, a Lender and an Issuing Bank. PRELIMINARY STATEMENTS The Borrower has requested that the applicable Lenders extend credit to the Borrower in the form of (i) the Initial Term Loan in an initial aggregate principal amount of $225,000,000 and; (ii) the Tranche A Term Loan in the aggregate principal amount of $22,000,000, and (iii) the Revolving Commitments in an aggregate amount of $50,000,000. The Revolving Credit Facility may include the issuance of one or more Letters of Credit from time to time. The proceeds of the Initial Term Loan and the proceeds of the Revolving Loans not to exceed $5,000,000 utilized on the Closing Date, will be used (i) to repay in full all existing indebtedness under that certain Credit Agreement, dated as of July 3, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among Holdings, the Borrower, each of the Borrower’s subsidiaries party thereto as borrowers, the various financial institutions party thereto and Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger, and all commitments thereunder will be terminated, and all liens and guarantees in support thereof will be terminated or released (collectively, the “Refinancing”), (ii) to pay the Transaction Costs and (iii) for working capital and general corporate purposes of the Borrower and its Subsidiaries. The transactions described in the immediately preceding sentence are collectively referred to herein as the “Transactions”. After the Closing Date, the proceeds of the Revolving Loans, Swing Loans and Letters of Credit will be used for working capital and general corporate purposes, including the funding of Permitted Acquisitions, other permitted Investments and/or any other transaction not prohibited by the terms of this Agreement. The parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: "Ad Hoc Group Advisors” means Ropes & Gray LLP and FTI Consulting, Inc., and such other professional advisors as are retained by an ad hoc group of Lenders.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit P. “Accepting Lenders” has the meaning assigned to such term in Section 2.24(a). “Adjusted LIBO Rate” means, with respect to each Interest Period for a Eurodollar Borrowing, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than 0.75% per annum, such rate shall be deemed to be 0.75% per annum), divided by (ii) a percentage equal to 1.00 minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurodollar liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. dollars in an amount equal to the amount of such Eurodollar Borrowing are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, the Adjusted LIBO Rate will not be less than 0.75% per annum. “Administrative Agent” means Truist Bank, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Class” has the meaning assigned to such term in Section 2.24(a). “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Agent” means the Administrative Agent and the Collateral Agent, and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c). “Agent-Related Distress Event” means, with respect to the Agent or any Person that directly or indirectly Controls the Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof. “Aggregate PIK Amount” means the aggregate amount of PIK Interest subject to the Borrower’s PIK Election, plus all accrued interest thereon (which, for avoidance of doubt, excludes the Back-eEnd PIK Interest). “Agreement” has the meaning given to such term in the preliminary statements hereto. “Anti-Corruption Laws” means all applicable laws, rules and regulations from time to time concerning or relating to bribery, corruption, or similar unlawful payments, including the FCPA. “Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type. “Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time. “Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination. “Applicable Rate” means:

(a) For the Initial Term Loans, Tranche B Term Loans and Revolving Loans (i) (i) during the PIK Toggle Period, at the Borrower’s option (“PIK Election”), either (A) in cash as a percentage per annum equal to (1) for Eurodollar lLoans, 8.0% or (2) for Base Rate lLoans, 7.0% or (B) as PIK Interest for all such Loans, 11.0%; (ii) (ii) after the PIK Toggle Period, a percentage per annum equal to (A) for Eurodollar Loans, 8.0% and (B) for Base Rate Loans, 7.0%; provided that if the Company (1) achieves the credit rating of B3 by Moody’s and B- by S&P, and (2) has repaid the Aggregate PIK Amount, the Applicable Rate as a percentage per annum shall be equal to (A) for Eurodollar Loans, 6.0% and (B) for Base Rate Loans, 5.0%. (b) For the Tranche A Term Loans: (i) During the PIK Toggle Period, if a PIK Election is made, either (A) a percentage per annum equal to (1) for Eurodollar Loans, 1.00% in cash and 7.00% as PIK Interest or (2) for Base Rate Loans, 2.00% in cash and 7.00% as PIK Interest or (B) in cash for all Tranche A Term Loans, (1) for Eurodollar Loans, 8.00% and (2) for Base Rate Loans, 9.00%. (ii) After the PIK Toggle Period, a percentage per annum equal to (A) for Eurodollar Loans, 8.00% and (B) for Base Rate Loans, 9.00%. “Approved Bank” has the meaning assigned to such term in the definition of “Permitted Investments.” “Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted Investments.” “Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent. “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii)(A); provided that the Borrower shall not designate the Administrative Agent as the

Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent). “Audited Financial Statements” means the audited consolidated balance sheets of the Company and its Subsidiaries for the fiscal years ended December 31, 2020 and December 31, 2019 and the related consolidated statements of income, statements of shareholders’ equity and statements of cash flows of the Company and its Subsidiaries, including the notes thereto. “Available Amount” means, as of any date of determination, a cumulative amount equal to (without duplication): (a) the greater of (i) $14,000,000 and (ii) 20.0% of Consolidated EBITDA for the most recently completed Test Period calculated on a Pro Forma Basis (the “Starter Basket”), plus (b) the remainder of (A) the sum of an amount (which amount shall not be less than zero) equal to the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending on December 31, 2022 and Excess Cash Flow for each succeeding completed fiscal year as of such date, in each case, that was not required to prepay Term Borrowings pursuant to Section 2.11(d) or other secured pari passu term Indebtedness as permitted by such Section 2.11(d) minus (B) the aggregate amount by which the required payment of Term Borrowings pursuant to Section 2.11(d) for any fiscal year has been reduced by operation of the first proviso to such Section 2.11(d), plus (c) to the extent not included in Consolidated Net Income or otherwise refreshing another basket under Section 6.04, returns, profits, distributions and similar amounts (whether by means of a sale or other disposition, a repayment of a loan or advance, a dividend or otherwise) received in cash or Permitted Investments by the Borrower and its Restricted Subsidiaries (other than tax distributions or similar amounts) on Investments made using the Available Amount, plus (d) [reserved]; (e) to the extent not included in Consolidated Net Income or otherwise refreshing another basket under Section 6.04, the Net Proceeds of a sale or other Disposition of any joint venture (including the issuance of stock of a joint venture) the Investment in which was made using the Available Amount received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary, plus (f) to the extent not included in Consolidated Net Income or otherwise refreshing another basket under Section 6.04, dividends or other distributions or returns on capital received by the Borrower or any Restricted Subsidiary in cash from joint ventures the Investment in which was made using the Available Amount (unless otherwise excluded pursuant to Section 6.07(a)(vi)(A) or constituting a tax distribution and similar amounts), plus (g) the aggregate amount of any Retained Declined Proceeds since the Closing Date, plus

(h) the Net Proceeds of new public or private issuances of Qualified Equity Interests of any parent of the Borrower which are received in cash and are contributed to the common equity of the Borrower, in each case, after the Closing Date and are Not Otherwise Applied, plus (i) capital contributions received in cash or Permitted Investments by Holdings and contributed to the common equity of the Borrower, in each case, after the Closing Date (other than in respect of any Disqualified Equity Interest) and are Not Otherwise Applied, plus (j) the Net Proceeds received in cash by Holdings (to the extent contributed to the common equity of the Borrower), the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Closing Date and which have been exchanged or converted into Qualified Equity Interests of Holdings or any parent of Holdings and are Not Otherwise Applied, minus (k) any Investment made pursuant to Section 6.04(m)(B), any Restricted Payment made pursuant to Section 6.07(a)(vii)(B) or any payment made pursuant to Section 6.07(b)(iv)(B) during the period commencing on the Closing Date and ending on such date of determination, provided that, in no event, shall the Available Amount include (i) any Cure Amounts, (ii) any proceeds of an IPO or (iii) any other equity proceeds as provided in Sections 6.04(b), 6.07(a)(v), 6.07(a)(viii) and 6.07(a)(xiv). “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14. “Back-End PIK Interest” has the meaning assigned to such term in Section 2.13(c). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 BRRD of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) the Benchmark determined on a daily basis for an Interest Period of one (1) month, plus 1.00% (any changes in such rates to be effective as of the date of any change in such rate), and (iv) 1.75%. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Benchmark will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Benchmark. “Benchmark” means, initially, the Adjusted LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Adjusted LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (A) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (B) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (C) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (A), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (A) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (A), (B) or (C) above would be less than the Floor, the Benchmark

Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided further, that, in all cases the Administrative Agent and the Borrower shall use commercially reasonable efforts (taking into account any potential adverse Tax consequences to the Borrower, any of its Affiliates, or any of their respective direct or indirect beneficial owners) to use a Benchmark Replacement that is a “qualified rate” within the meaning of Proposed Treasury Regulations section 1.1001-6(b) (or any successor or final version of such regulation). “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (A) for purposes of clauses (A) and (B) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (2) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (B) for purposes of clause (C) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary (in consultation with the Borrower) in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (A) in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein; and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (B) in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (C) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or (D) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (A) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (B) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (C) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (A)(1) or (A)(2) of the definition of “Benchmark Replacement Date” has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Best Rate” means Best Rate Referrals, Inc. “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Bookrunners” means Truist Securities, Inc. and Fifth Third Bank, National Association. (each, a “Bookrunner”). “Borrower” has the meaning assigned to such term in the introductory paragraph hereto, including (if applicable) a Successor Borrower. “Borrower Materials” has the meaning assigned to such term in Section 5.01. “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B). “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D). “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C). “Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect. “Borrowing Minimum” means (a) in the case of a Eurodollar Borrowing, $1,000,000, (b) in the case of a Base Rate Borrowing (other than Swing Loan), $500,000 and (c) in the case of a Swing Loan, $250,000. “Borrowing Multiple” means (a) in the case of a Eurodollar Borrowing, $1,000,000, (b) in the case of an Base Rate Borrowing (other than Swing Loan), $500,000 and (c) in the case of a Swing Loan, $50,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Requirements of Law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. “Cash Equivalents” means any of the following types of Investments, to the extent owned by a Loan Party: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than 270 days from the date of creation thereof and having the highest or next highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. determined at the time of investment; (c) certificates of deposit, banker’s acceptances and time deposits maturing no more than 180 days from the date of creation thereof issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any Lender or (ii) any commercial bank, that at the time of investment, (x) has combined capital, surplus and undivided profits of not less than $500,000,000, (y) a senior unsecured rating of “A” or better by a nationally recognized rating agency and (z) is organized under the laws of the United States of America, any state thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any state thereof; and (d) money market mutual funds that invest solely in one or more of the investments described in clauses (a) through (c) above. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. “Capitalized Leases” means all leases that have been, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP. “Cash Flow Forecast” means 13-week projection of the Loan Parties, prepared by the Loan Parties in consultation with the Financial Advisor, broken down by week, including the anticipated receipts and disbursements for such period, attached as Exhibit W, in form and substance satisfactory to the Required Tranche A Lenders.

“Cash Management Obligations” means (a) obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements. “Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations.” “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented, promulgated or issued. “Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of Voting Stock of Holdings representing more than 35% of the total Voting Stock of Holdings; (b) Holdings ceases to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of the Borrower; or (c) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness. “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swing Loans or, Initial Term Loans, Tranche A Term Loans or Tranche B Term Loans , (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Swing Line Commitment or, Initial Term Commitment or Tranche A Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. "Clickdealer Entities" means each and all of (i) DMS CD Holdings (UK) Limited, (ii) DMS CD (Netherlands) B.V., and (iii) Limited Liability Company “DMS CD (Ukraine)”.

“Clickdealer Sub-Cap” has the meaning assigned to such term in the definition of Excess Liquidity. “Closing Date” means May 25, 2021. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens have been (or are purported to be) granted pursuant to any of the Security Documents as security for the Secured Obligations. “Collateral Agent” has the meaning given to such term in Section 8.01(b) and its successors in such capacity as provided in Article VIII. “Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D. “Collateral and Guarantee Requirement” means, at any time, the requirement, subject to Section 5.14, that: (a) the Administrative Agent shall have received from (i) Holdings, the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person, (ii) Holdings, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Subsidiary Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date, to the extent reasonably requested by the Administrative Agent, opinions and documents of the type referred to in Sections 4.01(b), 4.01(c), 4.01(d) and 4.01(f) and (iii) Holdings, the Borrower and each Subsidiary Loan Party, a counterpart of, or joinder too, as applicable, of each Intercreditor Agreement, if any, then in effect), in each case, in substantially the form specified therein; (b) all outstanding Equity Interests of the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates, if any, or other instruments, if any, representing all such Equity Interests (other than such Equity Interests constituting Excluded Assets), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) if any Indebtedness for borrowed money of any obligor in a principal amount of $250,000 or more is owing by such obligor to any Loan Party (or, when aggregated with all other such Indebtedness owed to any Loan Party by any such obligors, exceed a principal amount of $1,000,000 in the aggregate) and such Indebtedness is evidenced by a promissory note, such promissory note shall be pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that the foregoing delivery requirement with respect to any such indebtedness of Holdings, the Borrower or any Subsidiary owing to any Loan Party may be satisfied by delivery of the Intercompany Note executed by all Loan Parties as payees and all such obligors as payors; (d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property Security Agreements required by this Agreement, the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recording; (e) the Administrative Agent shall have received with respect to each Material Real Property (i) counterparts of a Mortgage with respect to such Material Real Property duly executed and delivered by the record owner of such Mortgaged Property (it being understood that if a mortgage tax will be owed on the entire amount of the Indebtedness evidenced hereby, the Administrative Agent will cooperate with the Borrower or the other applicable Loan Party in order to minimize the amount of mortgage tax payable in connection with such Mortgage as permitted by, and in accordance with, applicable law including, to the extent permitted by applicable law, limiting the amount secured by such Mortgage to the book value of the respective Mortgaged Property (as reasonably determined in good faith by the Borrower) at the time such Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such book value), (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such customary lender’s endorsements (other than a creditor’s rights endorsement) as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the book value of such Mortgaged Property or as otherwise reasonably agreed by the Borrower and the Administrative Agent; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, and if any improved Mortgaged

Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 5.07(b), (iv) opinions, addressed to the Administrative Agent and the Secured Parties, from counsel qualified to opine in each jurisdiction where a Mortgaged Property is located regarding the enforceability of the Mortgage and such other matters as may be in form and substance reasonably satisfactory to the Administrative Agent, (v) a new survey in form and substance reasonably acceptable to the Administrative Agent or existing survey together with a no change affidavit of such Mortgaged Property, sufficient for the title insurance company to remove the standard survey exceptions and issue the survey related endorsements and otherwise reasonably satisfactory to the Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s), (f) the Loan Parties shall use commercially reasonable efforts to have caused the Administrative Agent to enter into control agreements over each of the Loan Parties bank accounts, other than Excluded Accounts, in each case executed and delivered by each applicable Loan Party and in form and substance reasonably satisfactory to the Administrative Agent within 30 days after the First Amendment Effective Date (or such later time as the Administrative Agent may agree). Within 10 days after the First Amendment Effective Date, the Borrower shall deliver the Administrative Agent a schedule specifying all bank accounts of the Loan Parties, and (g) the Loan Parties shall require each First Amendment Subsidiary, each of which were “Immaterial Subsidiaries” prior to the First Amendment Effective Date, to comply with Section 5.14 of the Collateral Agreement and Section 5.13 of the Guarantee Agreement, within 30 days after the First Amendment Effective Date (unless otherwise agreed by the Administrative Agent in its sole discretion). Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, any Excluded Subsidiary or any particular assets of the Loan Parties that constitute Excluded Assets. In addition, notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower and the other Loan Parties shall not be required, nor shall the Administrative Agent be authorized, (i) to perfect the above-described pledges, security interests and mortgages or any other pledge, security interest or mortgage granted in connection with the Loan Documents by any means other than by (A) the filing of Uniform Commercial Code financing statements in the applicable filing offices, (B) the filing of any Mortgage with respect to real property that constitutes Collateral, (C) filings in the United States Patent and Trademark Office or the United States Copyright Office for United States Intellectual Property that constitutes Collateral, and (D) taking possession of any stock certificates or intercompany or other notes or instruments that constitute Collateral, (ii) [reserved] or (iii) to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia). The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the event that a Foreign Subsidiary becomes a Loan Party (which shall only occur with the prior written consent of the Borrower and the Administrative Agent at the Direction of the Required Lenders), such Foreign Subsidiary shall grant a perfected lien on substantially all of its assets pursuant to arrangements reasonably agreed between the Agent and the Borrower, subject to customary limitations in such jurisdiction as may be reasonably agreed between the Agent and the Borrower, and nothing in the definitions of “Collateral and Guarantee Requirement” and “Excluded Assets” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Loan Party or the pledge of the Equity Interests of such Foreign Subsidiary by any other Loan Party that holds such Equity Interests. “Commitment” means with respect to any Lender, its Revolving Commitment of any Class, Term Commitment of any Class or any combination thereof (as the context requires). “Commitment Fee Percentage” means a percentage per annum equal to 0.50%. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Company” means Digital Media Solutions, Inc. “Company Disbursements” means the line item marked as “Total Disbursements” set forth in the Cash Flow Forecast excluding disbursements under the Management Retention Plan. “Compliance Certificate” means the certificate required to be delivered pursuant to Section 5.01(e) or 5.01(h), as applicable, substantially in the form of Exhibit U or such other form agreed to by the Administrative Agent in its reasonable discretion. “Consolidated EBITDA” means, for any period, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, the sum of: (a) Consolidated Net Income for such period; plus (b) the sum of the following amounts for such period in respect of Holdings and its Restricted Subsidiaries which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clause (vii) below, not already included in Consolidated Net Income), without duplication: (i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit, letter of guaranty and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, and (A) annual agency fees paid to the Administrative Agent, the Collateral Agent and any administrative agents or collateral agents under any credit facilities or notes facilities, (B) costs associated with obtaining hedging agreements and breakage costs in respect of hedging agreements related to interest rates), (C) any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any Permitted Acquisition, (D) penalties and interest relating to taxes, (E) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (F) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any Permitted Acquisitions after the Closing Date, (G) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (H) interest expense attributable to any direct or indirect parent of Holdings resulting from push-down accounting and (I) any lease, rental or other expense in connection with any lease that is not a capital lease obligation; (ii) provision for taxes based on income, revenues, profits or capital, including federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including (A) penalties and interest related to such taxes or arising from any tax examinations, (B) pursuant to any tax sharing arrangement for such period and (C) Tax Distributions; (iii) depreciation and amortization expense (including amortization of intangible assets) for such period; (iv) Non-Cash Charges; (v) costs, charges, accruals, reserves or expenses attributable to the undertaking and implementation of cost savings initiatives, operating expense reductions and other cost synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and other restructuring costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including inventory optimization programs, software development costs, systems implementation and upgrade expenses), costs related to the closure or consolidation of facilities (including but not limited to severance, rent termination costs, moving costs and legal costs) and curtailments, for such period; provided that the aggregate amount of addbacks in reliance on this clause (v) for any Test Period shall not exceed 25.0% of Consolidated EBITDA (calculated before giving effect to this clause (v)); (vi) [reserved]; (vii) [reserved]; (viii) [reserved]; (ix) (A) any non-cash costs or expenses incurred pursuant to any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, during such period, and (B) the amount of expenses for such period relating to payments made to option holders or related equity holders of Holdings (or any direct or indirect parent thereof) or the Borrower in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by the Loan Documents; provided that, in the case of clauses (A) and (B), to the extent such costs or expenses are paid in cash, such costs or expenses shall have been funded with the net cash proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) in Holdings (or any direct or indirect parent thereof); (x) fees, costs and expenses incurred in connection with the Transactions; (xi) transaction fees, costs and expenses incurred, or amortization thereof, during such period in connection with any Permitted Acquisition or other Investment permitted under this Agreement, any disposition, any casualty event, any recapitalization, any merger (including any amalgamation, consolidation, dissolution or liquidation), any option buyout, any incurrence, repayment or refinancing of any Indebtedness permitted under this Agreement, any issuance of Equity Interests or any amendments or waivers of the Loan Documents or any agreements or instruments relating to any other indebtedness permitted hereunder or any transactions similar to the foregoing (including any similar transaction that has occurred prior to the Closing Date), in each case, whether or not consummated; (xii) cash expenses relating to contingent or deferred payments in connection with any Permitted Acquisition or other Investment permitted under this Agreement or any Permitted Acquisition or Investment permitted under this Agreement consummated prior to its effective date (including earn-outs, contingent consideration, non-compete payments, consulting payments and similar obligations), to the extent included in the calculation of Consolidated Net Income in accordance with GAAP as an accounting adjustment for such period to the extent that the actual amount payable or paid in respect of such contingent or deferred payments exceeds the liability booked by the applicable person; (xiii) cash receipts (or any netting arrangements resulting in reduced cash expenses) during such period not included in Consolidated EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any prior period and not added back; (xiv) the amount of any expense or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; and (xv) to the extent that any Parent Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (i) through (xvi) above had such expense been incurred directly by Holdings and its Restricted Subsidiaries, such Parent Specified Expenses, minus (c) the sum of the following amounts for such period which, in the determination of Consolidated Net Income for such period, has been included for: (i) any non-cash gains or income (other than the accrual of revenue in the ordinary course and any non-cash gains to the extent it represents the reversal of an accrual of reserve for a potential cash item that accrued Consolidated EBITDA in a prior period) during such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period, in each case, to the extent not included in Consolidated EBITDA; (ii) the amount of income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; (iii) the excess of actual cash rent paid over rent expense during such period due to the use of straight-line rent for GAAP purposes; and (iv) gains during such period in connection with earn-outs and other deferred payments in connection with any acquisitions or investments, to the extent included in the calculation of Consolidated Net Income in accordance with GAAP as an accounting adjustment to the extent that the actual amount payable or paid in respect of such earn-outs or other deferred payments is less than the liability booked by the applicable person therefor; minus (d) to the extent not deducted in Consolidated Net Income during such period, all cash payments made during such period on account of non-cash charges that were added back in calculating Consolidated EBITDA for a prior period in reliance on the proviso of the definition of “Non-Cash Charges” with respect to clause (b)(iv) above.

Notwithstanding anything herein to the contrary, Consolidated EBITDA (before giving effect to any pro forma adjustments) shall be deemed to be (i) $17,010,000 for the fiscal quarter ended June 30, 2020, (ii) $16,612,000 for the fiscal quarter ended September 30, 2020, (iii) $20,313,000 for the fiscal quarter ended December 31, 2020 and (iv) $16,990,000 for the fiscal quarter ended March 31, 2021. “Consolidated First Lien Indebtedness” means, as of any date of determination, the aggregate amount of Consolidated Total Indebtedness that constitutes First Lien Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP. “Consolidated Net Income” means, for any period, an amount equal to: (a) the net income (or loss) of Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (adjusted to reflect any Parent Specified Expenses during such period as though such Parent Specified Expenses had been incurred by Holdings and its Restricted Subsidiaries); provided that (i) any net income (loss) of any person that is not Holdings or a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded, except that such net income shall be included up to the aggregate amount of dividends, distributions or other payments paid in cash to Holdings or a Restricted Subsidiary during such period, (ii) the net income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into Holdings or any other Restricted Subsidiary shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a pro forma basis), (iii) the cumulative effect of a change in accounting principles during such period shall be excluded, (iv) the accounting effects during such period of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries), and all other impacts of the application of purchase accounting, as a result of any acquisition shall be excluded, (v) the net after-tax gains, income, losses, expenses or charges for such period attributable to (A) disposed, abandoned or discontinued operations (other than assets held for sale) and (B) any disposition of assets by Holdings or any Restricted Subsidiary, other than dispositions of inventory and other dispositions in the ordinary course of business, shall be excluded, (vi) extraordinary (as defined in GAAP as in effect prior to FASB update No. 2015-07), unusual or nonrecurring gains, income, charges, expenses or losses (and any accruals or reserves in respect of any extraordinary, unusual or nonrecurring items) for such period shall be excluded, (vii) any non-cash charges or expenses resulting from any employee benefit or management compensation plan, other non-cash compensation or the grant of stock and stock options or other equity and equity based interests to employees of Holdings (or any direct or indirect parent thereof), the Borrower or any other Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options or other equity and equity based interests under variable plan accounting, for such period shall be excluded, (viii) any charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any acquisition or disposition permitted under this Agreement and lost profits covered by business interruption insurance, in each case, shall be excluded to extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Borrower or any Restricted Subsidiary during such period or the Borrower has made a determination that there exists reasonable evidence that such amounts will be reimbursed to the Borrower or any Restricted Subsidiary within twelve (12) months after the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within twelve (12) months after the date of such determination), (ix) any net after-tax income or losses for such period attributable to early extinguishment of Indebtedness or obligations under any hedging agreement or other derivative instrument shall be excluded, (x) any realized or unrealized gains or losses during such period (A) resulting from fair value accounting required by FASB Accounting Standards Codification 815, (B) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB Accounting Standards Codification 830 or (C) attributable to foreign currency translation, in each case, shall be excluded and (xi) solely for the purpose of determining the Available Amount, any net income (loss) of any Subsidiary (other than any Loan Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower or a Loan Guarantor by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgement, decree, order, statute or governmental rule or regulation applicable to such Subsidiary or its shareholder (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents) shall be excluded, except that Holdings’ equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Permitted Investments actually distributed by such Subsidiary during such period to Holdings or another Subsidiary as a dividend or other distribution (subject, in the case of dividend to another Subsidiary, to the limitation contained above in this clause (xi)), minus (b) an amount equal to the aggregate amount of cash and Permitted Investments actually distributed during such period by any non-Wholly Owned Restricted Subsidiary to any third party holding a non-controlling interest in such Restricted Subsidiary as a dividend or other distribution or return on investment. For the avoidance of doubt, Consolidated Net Income for any period prior to the Closing Date shall be determined on a pro forma basis giving effect to the Transactions as if they had been consummated on the first day of such period. “Consolidated Secured Indebtedness” means, as of any date of determination, the aggregate amount of Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP that is secured by a Lien on any assets of Holdings or any Restricted Subsidiary. “Consolidated Total Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other similar Investment not prohibited hereunder)) consisting only of Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit or similar instruments, obligations in respect of Capitalized Leases, purchase money Indebtedness, debt obligations evidenced by bonds, promissory notes, debentures, indentures, credit agreements or similar instruments, Disqualified Equity Interests and any guarantees of the foregoing, minus the aggregate amount of cash and Permitted Investments (in each case, free and clear of all Liens, other than Liens permitted pursuant to Section 6.02), and excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date unless “restricted” solely in favor of the facilities hereunder and in respect of secured Indebtedness subject to the terms of an Intercreditor Agreement. “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting. “Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.” “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Investment Affiliates” means, with respect to any Person, any fund or investment vehicle that is (i) organized for the purpose of making equity investments in one or more companies, (ii) controlled by, or is under common control with, such Person and (iii) engaged primarily in the business of making equity investments in the ordinary course of business, but not, in any case, including any of such Person’s portfolio operating companies. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a person, whether by contract or otherwise. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Cost Savings Report” means the monthly cost-savings achievement reports and gains and losses variance report in form and substance satisfactory to the Supermajority Lenders. “Cure Amount” has the meaning assigned to such term in Section 7.02(a). “Cure Period” has the meaning assigned to such term in Section 7.02(a). “Cure Right” has the meaning assigned to such term in Section 7.02(a). “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Date of Full Satisfaction” means, as of any date, that on or before such date: (a) the principal of and interest accrued to such date on each Loan shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Loan Document Obligations (other than contingent amounts for which no claim or demand has been made) shall have been paid in full in cash, (c) the Commitments shall have expired or been terminated, and (d) all Letters of Credit have expired or been terminated (unless such Letters of Credit have been cash collateralized or backstopped in amounts, by institutions and otherwise pursuant to arrangements, in each case reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) and all LC Disbursements shall have been fully reimbursed. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), the Swing Line Lender or any Issuing Bank, to confirm in a manner satisfactory to the Administrative Agent, the Swing Line Lender, such Issuing Bank and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) has, or has a direct or indirect parent company that has, after the date hereof, other than in connection with an Undisclosed Administration, (i) become or is insolvent, (ii) become the subject of a proceeding under any Debtor Relief Law or Bail-In Action, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest, in each case, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, the Swing Line Lender and each Lender. “Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the obligations with respect to the Letters of Credit issued by such Issuing Bank other than obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof. “Direction of the Required Lenders” means a written direction or instruction from Lenders constituting the Required Lenders which may be in the form of an email or other form of written communication and which may come from any primary counsel to the Required Lenders delivered in accordance with Section 9.01. Each Lender hereby acknowledges and agrees that any such email or other communication from primary counsel to the Required Lenders shall be conclusively presumed to have been authorized by a written direction or instruction from the Required Lenders and such primary counsel to the Required Lenders shall be conclusively presumed to have acted on behalf of and at the written direction or instruction from the Required Lenders (and the Administrative Agent and Loan Parties shall be entitled to rely on such presumption). For the avoidance of doubt, with respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Required Lenders, such determination may be communicated by a Direction of the Required Lenders as contemplated above and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required Lenders, such consent, approval or determination may be communicated by a Direction of the Required Lenders as contemplated above. The Administrative Agent and Loan Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any purported Direction of the Required Lenders, and the Administrative Agent and Loan Parties shall not have any responsibility to independently determine whether such direction has in fact been authorized by the Required Lenders. “Direction of the Required Tranche A Lenders” means a written direction or instruction from Lenders constituting the Required Tranche A Lenders which may be in the form of an email or other form of written communication and which may come from any primary counsel to the Required Tranche A Lenders delivered in accordance with Section 9.01. Each Lender hereby acknowledges and agrees that any such email or other communication from primary counsel to the Required Tranche A Lenders shall be conclusively presumed to have been authorized by a written direction or instruction from the Required Tranche A Lenders and such primary counsel to the Required Tranche A Lenders shall be conclusively presumed to have acted on behalf of and at the written direction or instruction from the Required Tranche A Lenders (and the Administrative Agent and Loan Parties shall be entitled to rely on such presumption). For the avoidance of doubt, with respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Required Tranche A Lenders, such determination may be communicated by a Direction of the Required Tranche A Lenders as contemplated above and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required Tranche A Lenders, such consent, approval or determination may be communicated by a Direction of the Required Tranche A Lenders as contemplated above. The Administrative Agent and Loan Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any purported Direction of the Required Tranche A Lenders, and the Administrative Agent and Loan Parties shall not have any responsibility to independently determine whether such direction has in fact been authorized by the Required Tranche A Lenders. “Disqualified Lenders” means (i) those Persons who are competitors of Holdings, the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time in writing (including by email), which designation shall become effective three (3) Business Days after delivery of each such written designation to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans or Commitments and (ii) in the case of each Person identified pursuant to clause (i) above, any of their Affiliates that are either (x) identified writing by the Borrower from time to time, which designation shall become effective three (3) Business Days after delivery of each such written designation to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments or (y) clearly identifiable as Affiliates at such time solely on the basis of such Affiliate’s name (other than, in either case, Affiliates that are bona fide fixed income investors, debt funds, regulated bank entities or unregulated lending entities generally engaged in making, purchasing, holding or otherwise investing in commercial loans, debt securities or similar extensions of credit in the ordinary course of business); provided that the term “Disqualified Lender” shall exclude any Person that the Borrower shall have designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time. Such list of Disqualified Lenders shall be available for inspection upon request by any Lender and the Administrative Agent may inform any prospective assignee if its name appears on the list of Disqualified Lenders. “Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1). “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit L. “Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit M, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice. “Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3). “Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A). “Dispose” and “Disposition” each have the meaning assigned to such term in Section 6.05. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof; or (d) requires scheduled cash dividend payments; in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person. “Disqualified Lenders” means (i) those Persons identified by the Borrower to the Lead Arrangers and the Administrative Agent in writing prior to February 24, 2021 as being “Disqualified Lenders,” (ii) those Persons who are competitors of Holdings, the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time in writing (including by email), which designation shall become effective three (3) Business Days after delivery of each such written designation to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans or Commitments, and (iii) in the case of each Person identified pursuant to clauses (i) and (ii) above, any of their Affiliates that are either (x) identified in writing by the Borrower from time to time, which designation shall become effective three (3) Business Days after delivery of each such written designation to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments or (y) clearly identifiable as Affiliates at such time solely on the basis of such Affiliate’s name (other than, in either case, Affiliates that are bona fide fixed income investors, debt funds, regulated bank entities or unregulated lending entities generally engaged in making, purchasing, holding or otherwise investing in commercial loans, debt securities or similar extensions of credit in the ordinary course of business); provided that the term “Disqualified Lender” shall exclude any Person that the Borrower shall have designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time. Such list of Disqualified Lenders shall be available for inspection upon request by any Lender and the Administrative Agent may inform any prospective assignee if its name appears on the list of Disqualified Lenders. “Division” means in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18 217 of the

Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide,” when capitalized, shall have a correlative meaning. “DMS Recipient” has the meaning assigned to such term in Section 6.07(vi)(A). “dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia. “Early Opt-in Election” means, if the then-current Benchmark is the Adjusted LIBO Rate, the occurrence of: (A) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (B) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. “ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of Holdings, if the First Lien Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 2.50 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than or equal to 2.00 to 1.00, 0% of Excess Cash Flow for such fiscal year. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination, or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, syndication, commitment, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders or other holders of such Indebtedness and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the Adjusted LIBO Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the Adjusted LIBO Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield, and such Adjusted LIBO Rate, as applicable, shall be calculated based on the Adjusted LIBO Rate applicable thereto on such date based on a deposit in dollars in with a maturity of three months. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, the Borrower or any of their respective Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. “Engagement Letter” means that certain Engagement Letter by and among Truist Bank, Truist Securities, Inc., Fifth Third Bank, National Association and the Administrative Agent, dated February 24, 2021, as may be amended, restated, supplemented or otherwise modified from time to time. “Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters. “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which any Loan Party is a member; (c) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which any Loan Party is a member; or (d) with respect to any Loan Party, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Loan Party, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA); (f) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(a)(2) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (g) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or to an intention to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (h) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could reasonably be expected to be subject to Section

4069 of ERISA; (i) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (j) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; (k) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (l) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance. “Erroneous Payment” has the meaning assigned to such term in Section 8.12(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.12(d). “Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.12(d). “Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.12(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.12(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any period, an amount equal to the excess of: (a) the sum, without duplication, of: (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long term accounts receivable for such period,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, (v) any cash gains or other cash items of income that were excluded from the calculation of Consolidated Net Income for such period, (vi) the amount of tax expense deducted in determining Consolidated Net Income for such applicable period to the extent it exceeds the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period, (vii) an amount equal to all cash received for such period or amount of any deductions from Excess Cash Flow made in a prior period pursuant to clause (b)(i) below, less: (b) the sum, without duplication, of: (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement to the extent such amounts are due but not received during such period) and cash charges that were excluded in the calculation of Consolidated Net Income to the extent financed with Internally Generated Cash, (ii) without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of capital expenditures made in cash or accrued during such period to the extent financed with Internally Generated Cash, (iii) the aggregate amount of all principal payments (limited to the actual amount of cash paid) of Indebtedness (including (1) the principal component of payments in respect of Capitalized Leases, (2) the aggregate amount of scheduled amortization repayments on Indebtedness for borrowed money (including the Term Loans) and (3) the amount of any mandatory prepayment of Term Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, made during such period), other than payments with respect to (A) all prepayments, buybacks and purchases of Term Loans and Revolving Loans and other Indebtedness, in each case that rank pari passu in right of security with the Initial Term Loans permitted to be incurred hereunder made during such period, (B) any Junior Financing to the extent not permitted to be made pursuant to Section 6.07(b), (C) all prepayments or repayments in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in the commitments thereunder and (D) any

Indebtedness financed with the proceeds of other Indebtedness of Holdings or its Restricted Subsidiaries, (iv) an amount equal to the aggregate net non-cash gain on Dispositions Holdings and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long term accounts receivable for such period, (vi) cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness, (vii) without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of Investments (other than (i) Investments in Permitted Investments and (ii) intercompany Investments among or between Holdings and its Restricted Subsidiaries) and Permitted Acquisitions not prohibited by this Agreement to the extent that such Investments and Permitted Acquisitions were financed with Internally Generated Cash (other than in reliance on the Available Amount (other than the Starter Basket) and, to the extent derived from Internally Generated Cash, clauses (c), (d), (e) and (g) of the definition of “Available Amount”), (viii) the amount of dividends and other Restricted Payments (including the amount of Tax Distributions made by the Borrower during such period, to the extent not deducted in arriving at Consolidated Net Income) paid in cash during such period, to the extent such dividends and Restricted Payments were financed with Internally Generated Cash (other than in reliance on the Available Amount (other than the Starter Basket) and, to the extent derived from Internally Generated Cash, clauses (c), (d), (e) and (g) of the definition of “Available Amount”), (ix) the aggregate amount of payments and expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such payments and expenditures are not expensed during such period, (x) cash payments by Holdings and its Restricted Subsidiaries during such period in respect of Non-Cash Charges that were added back to Excess Cash Flow pursuant to clause (a)(ii) above in any prior period, (xi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent financed with Internally Generated Cash,

(xii) at the option of the Borrower, and without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period relating to Permitted Acquisitions, other similar Investments or capital expenditures to be consummated or made during a subsequent period; provided, that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, other similar Investments or capital expenditures during such subsequent period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period, (xiii) the amount of cash rent payments made in such period to the extent they exceed the amount of rent payments deducted in determining Consolidated Net Income for such period, (xiv) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and (xv) any cash losses that were excluded from the calculation of Consolidated Net Income for such period. Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for Holdings and its Restricted Subsidiaries on a consolidated basis. “Excess Cash Flow Prepayment Amount” has the meaning assigned to such term in Section 2.11(d). “Excess Liquidity” means for any fiscal quarter, Liquidity of the Loan Parties in excess of $20 million (“Loan Parties Sub-Cap”) plus the aggregate amount in excess of $5 million of cash and Cash Equivalents of Clickdealer Entities (“Clickdealer Sub-Cap”) as of the last day of such fiscal quarter after giving effect to any cash pay interest or amortization payments, or other payments made in accordance with Sections 2.10 and 2.11 hereof to the Loans on and as of such date; provided, the Clickdealer Sub-Cap may be increased in increments of $1 million in an amount in aggregate not to exceed $10 million, if the Loan Parties Sub-Cap is reduced by a corollary amount. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. “Excluded Account” means any deposit account or securities account (i) which is used for the sole purpose of making payroll and withholding Taxes related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is a zero balance account and swept on a daily basis to a deposit account or securities account subject to a control agreement or (iii) established at Wells Fargo Bank, National Association or any of its Affiliates solely in connection with the establishment of credit card programs permitted by Section 6.01(vii). “Excluded Assets” means (a) any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property (it being understood there will be no requirement to obtain landlord lien waivers, estoppels and collateral access letters), (b) motor vehicles, airplanes, and other assets subject to certificates of title or ownership to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (c) letter of credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement), (d) commercial tort claims with a value (as reasonably determined by the Borrower) of less than $500,000 in the aggregate and commercial tort claims for which no complaint or counterclaim has been filed in a court of competent jurisdiction, (e) Equity Interests in any Person (other than any Wholly Owned Restricted Subsidiaries) to the extent (but only for so long as) the pledge thereof to the Administrative Agent is not permitted by the terms of such Person’s organizational or joint venture documents (to the extent such restriction exists on the Closing Date or on the date of acquisition of such Non-Wholly Owned Subsidiary or interest in such joint venture, as applicable and such restrictions were not contemplated in anticipation of the transactions hereunder) or would require the consent of one or more third parties (other than a Loan Party or a Subsidiary thereof) that has not been obtained (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other Requirements of Law), (f) [reserved], (g) the Equity Interests of any Specified Subsidiary (as of the First Amendment Effective Date) and any Subsidiary that is a captive insurance company, a not-for-profit subsidiary, or a special purpose securitization vehicle (or similar entity), (h) any lease, license or other agreement, government approval or franchise with any Person (other than a Loan Party or a Subsidiary thereof) if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party or a Subsidiary thereof) to, such lease, license or other agreement, government approval or franchise (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other Requirements of Law), (i) any license, lease, permit or other agreement or any property subject thereto or a purchase money security interest, Capital Lease Obligation or similar arrangement in each case, permitted hereunder, in each case, to the extent that, and so long as, the grant of a security interest therein (A) is prohibited by Requirements of Law other than to the extent such prohibition is rendered ineffective under the Uniform Commercial Code or other Requirements of Law or (B) would violate or invalidate such license, lease, permit or other agreement or purchase money security interest, Capital Lease Obligation or similar arrangement (other than any license, lease, permit or other agreement or purchase money security interest, Capital Lease Obligation or similar arrangement solely among the Loan Parties or a Subsidiary thereof), or would create a right of termination in favor of, or require the consent of, any other party thereto (other than a Loan Party or a Subsidiary thereof) (in each case, after giving effect to the relevant provisions of the Uniform Commercial Code or other Requirements of Law), (j) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or a filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a

“use in commerce” application pursuant to Section 1(c) of the Lanham Act, (k) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law, rule or regulation (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law) or which would require consent, approval, license or authorization from any Governmental Authority or regulatory authority, unless such consent, approval, license or authorization has been received in consultation with the Administrative Agent (in each case, other than to the extent such prohibition or limitation is rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or other Requirements of Law), (l) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time), (m) any assets acquired after the Closing Date to the extent the creation or perfection of pledges thereof, or security interests therein, would reasonably be expected to result in material adverse tax consequences to Holdings (or any parent entity thereof), the Borrower or its Restricted Subsidiaries, as reasonably determined by the Borrower and the Administrative Agent, (n) any assets with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences (including adverse tax consequences) of pledging such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (o) (A) payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts maintained for the benefit of unaffiliated third parties and (D) fiduciary or trust accounts maintained for the benefit of unaffiliated third parties and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (A) through (D) are used solely for such purposes). “Excluded Subsidiary” means (a) [reserved], (b) any Specified Subsidiary (as of the First Amendment Effective Date), (c) any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation existing on the Closing Date (so long as such contractual obligation was not contemplated in anticipation of the transactions hereunder) or, on the date such Subsidiary first becomes a Restricted Subsidiary (so long as such restriction was not created in contemplation thereof), from guaranteeing the Secured Obligations or which would require any governmental or regulatory consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained, (d) any direct or indirect Foreign Subsidiary, (e) any direct or indirect Domestic Subsidiary that is (x) a direct or indirect Subsidiary of a Foreign Subsidiary or a FSHCO or (y) a FSHCO, (f) [reserved], (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed in writing), the cost or other consequences (including any adverse tax consequences) of providing the Guarantee under the Guarantee Agreement shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) [reserved], (i) any other Subsidiary formed or acquired after the Closing Date with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the provision of the Guarantee under the Guarantee Agreement would result in material adverse tax consequences to the Borrower or any of its Subsidiaries, (j) any not-for profit Subsidiaries or captive insurance companies, (k) any special purpose securitization vehicle (or similar entity), and (l)[reserved];; provided that the Borrower may at any time and in its sole discretion, upon written notice to the Administrative Agent (and, in the case of a Foreign Subsidiary, with the prior written consent of the Administrative Agent), deem that any Restricted Subsidiary shall not be an Excluded Subsidiary for purposes of this Agreement and the other Loan

Documents and cause such Restricted Subsidiary to comply with the agreements set forth in Section 5.11. “Excluded Swap Obligation” means, with respect to any Loan Guarantor at any time, any Secured Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Secured Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act (determined after giving effect to any “Keepwell”, support or other agreement for the benefit of such Loan Guarantor, at the time such guarantee or grant of a security interest becomes effective with respect to such related Secured Swap Obligation. If a Secured Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Swap Obligation that is attributable to swaps that are or would be rendered illegal due to such guarantee or security interest. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or withheld or deducted from any payment to a Recipient to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any withholding Tax imposed pursuant to FATCA, (c) any Tax that is attributable to such Recipient’s failure to comply with Section 2.17(e) and (d) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the Loan or Commitment (except in the case of an assignment pursuant to a request by the Borrower under Section 2.19(b)) or (ii) changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office. “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such assets, as reasonably determined by the Borrower in good faith (which determination shall be conclusive absent manifest error). “FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current

Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such section of the Code. “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977. “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%). “Financial Advisor” means Portage Point Partners or another financial advisor to the Loan Parties reasonably satisfactory to the Required Tranche A Lenders. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of the Borrower. “Financial Performance Covenant” means the covenants set forth in Section 6.11. “Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, (b) the borrowing of Loans hereunder and the use of the proceeds thereof and (c) the issuance, amendment or extension of Letters of Credit hereunder and the use of proceeds thereof. “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended. “First Amendment” means the first amendment to this Agreement, dated the First Amendment Effective Date. “First Amendment Effective Date” means August 16, 2023. “First Lien Indebtedness” means any Indebtedness of Holdings and its Restricted Subsidiaries that is secured by a Lien on any asset of Holdings, the Borrower or any of the Restricted Subsidiaries (other than a Lien that is junior to the Lien of the Collateral Agent pursuant to an Intercreditor Agreement or other subordination agreement that is reasonably satisfactory to the Administrative Agent). “First Amendment Subsidiaries” means each of Apex Digital Solutions, LLC, Art Brock Holdings, LLC, Avenue100 Media Solutions LLC, CGIW Marketing Services, LLC, DMS Education, LLC, GotConsumer, LLC, Mocade Media LLC, One on One Marketing Holdings Management, LLC, One on One Marketing Holdings, LLC, Orange Cedar Holdings, LLC, RGO

Media LLC, White Star Email LLC, SWWMedia.com, LLC, Arius Marketing, LLC, United Associates, LLC, Best Rate Referrals, Inc., Health Market Advisor Group, LLC, and Performance Marketers Group, LLC. “First Lien Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated First Lien Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period. “Fixed Amounts” has the meaning assigned to such term in Section 1.07(b). “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted LIBO Rate. “Foreign Lender” means a Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code). “Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g). “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia. “FSHCO” means any direct or indirect Domestic Subsidiary of the Borrower that for U.S. federal income tax purposes has no material assets other than Equity Interests in one or more Foreign Subsidiaries and/or FSHCOs. “Funded Debt” means all Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligations or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligations of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other monetary obligations; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into after the Closing Date in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning. “Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B. “Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other wastes, chemicals, pollutants, contaminants or harmful or deleterious substances of any nature and in any form regulated pursuant to any Environmental Law. “Holdings” has the meaning given to such term in the preliminary statements hereto. “Holdings LLC Agreement” has the meaning assigned to such term in Section 6.07(vi)(A) “Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(b). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable and (z) expenses accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (or similar instruments), (i) [reserved] and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Person that is a direct or indirect parent of Holdings appearing on the balance sheet of Holdings or the Borrower, or solely by reason of push down accounting under GAAP, (v) any non- compete or consulting obligations incurred in connection with a Permitted Acquisition, (vi) any reimbursement obligations under pre-paid contracts entered into with clients in the ordinary course of business or (vii) for the avoidance of doubt, any Qualified Equity Interests issued by Holdings or the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the initial stated principal amount thereof without giving effect to such discounts. “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in preceding clause (a), Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 9.12(a). “Independent Director” means an independent director of Holdings and Borrower (with such independence assessed pursuant to the applicable rules of the New York Stock Exchange and the SEC applicable to members of the audit committee of a public company) appointed to the Board of Directors of Holdings and Borrower. “Initial Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Lender’s Initial Term Commitment as of the Closing Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Commitment. As of the date hereof, the total Initial Term Commitment is $225,000,000. “Initial Term Lender” means a Lender with an Initial Term Commitment or an outstanding Initial Term Loan. “Initial Term Loans” means the Loans made pursuant to Section 2.01(a). “Initial Term Maturity Date” means May 25, 2026. “Initial Tranche A Funding Date” means the date that is three (3) Business Days after receipt by the Administrative Agent of the first Borrowing Request with respect to the Tranche A Term Loans, which Initial Tranche A Funding Date shall be no earlier than April 19, 2024. “Intellectual Property” has the meaning assigned to such term in the Collateral Agreement. “Intellectual Property Security Agreement” means a short-form security agreement, suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), with respect to any Intellectual Property that is registered, issued or applied for in the United States and that constitute Collateral. “Intercompany Note” means a promissory note substantially in the form of Exhibit I. “Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of secured Indebtedness pursuant to which the Liens securing such Indebtedness are intended to rank pari passu in right of security to the Liens securing the Obligations (but without regard to the control of remedies), an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent, which agreement shall provide that the Liens securing such Indebtedness shall rank pari passu in right of or security to the Liens securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness pursuant to which the Liens securing such Indebtedness are intended to rank junior in right of security to the Liens securing the Obligations, an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent, which agreement shall provide that the Liens securing such Indebtedness shall rank junior in right of security to the Liens securing the Obligations. “Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, substantially in the form of Exhibit G or any other form reasonably approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (c) to the extent necessary to create a fungible Class of Initial Term Loans, Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day that any additional Term Loans or Revolving Loans are incurred. “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurodollar Borrowing and ending on the date that is one or three months thereafter as selected by the Borrower in its Borrowing Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Initial Term Loans, the Initial Term Maturity Date and, (ii) in the case of Tranche A Term Loans, the Tranche A Term Maturity Date, (iii) in the case of Tranche B Term Loans, the Tranche B Term Maturity Date, and (iv) in the case of Revolving Loans, the Revolving Maturity Date and (d) the duration of each Interest Period during the PIK Toggle Period shall be three months. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Internally Generated Cash” means, with respect to any period, net cash of the Borrower and the Restricted Subsidiaries provided by operating activities of the Borrower and the Restricted Subsidiaries during such period, excluding (a) Net Proceeds of any Disposition (other than Dispositions of inventory and other Dispositions in the ordinary course of business) or any event of the type set forth in clause (c) of the definition of “Prepayment Event”, (b) proceeds of any incurrence or issuance of Indebtedness and (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary or any capital contributions to the Borrower or any Restricted Subsidiary; provided that proceeds of an incurrence of any revolving Indebtedness shall be deemed to be Internally Generated Cash. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person (including by Division or otherwise), whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness or other obligations of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as reasonably determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit). “Issuing Bank” means (a) Truist Bank and Fifth Third Bank, National Association or, in each case, its Affiliates or designees and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or designees of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or designee with respect to Letters of Credit issued by such Affiliate or designee.

“Junior Financing” means (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations, (b) any Indebtedness that is unsecured (other than intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary and Indebtedness that is not Indebtedness for borrowed money) or secured on a junior basis to the Liens securing the Secured Obligations (other than, in each case, any such Indebtedness that does not constitute Material Indebtedness) and (c) any Permitted Refinancing in respect of the foregoing. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time. “LC Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any LC Disbursement in accordance with its Applicable Percentage. “LC Disbursement” means an honoring of a drawing by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or for any Letter of Credit issued with the exclusion of Article 36 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “LC Issuer Sublimit” means, with respect to (a) Truist, an amount at any time not to exceed $2,500,000, (b) Fifth Third Bank, National Association, an amount at any time not to exceed $2,500,000 and (c) each other Issuing Bank, such amount as may be agreed by the Borrower and such Issuing Bank, in each case, or such greater amount to be agreed in writing between the Borrower and such Issuing Bank (in its sole discretion). “Lead Arrangers” means Truist Securities, Inc. and Fifth Third Bank, National Association (each, a “Lead Arranger”). “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Loan Modification Agreement, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, “Lenders” includes the Swing Line Lender. “Letter of Credit” means any letter of credit issued pursuant to this Agreement other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. “Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b). “Letter of Credit Sublimit” means an amount equal to $5,000,000. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Liquidity” means, as of any time of determination, an amount equal to the aggregate amount of cash and Cash Equivalents of the Loan Parties, as of such date that (x) is not, and is not required to be, designated as “restricted” on the financial statements of the Loan Parties, (y) is not contractually required, and has not been contractually committed by any Loan Party, to be used for a specific purpose, and (z) is held in U.S. dollars in deposit accounts in the United States which, as of any date of determination, are subject to an account control agreement in favor of the Collateral Agent if so required at such time pursuant to the terms hereof. “Liquidity Covenant” means the covenant set forth in Section 6.11(b). “Loan Document Obligations” means (a) the due and punctual payment in cash by the Borrower of (i) the principal of, premium, if any, and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expenses, reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights and indemnification obligations and obligations to provide cash collateral, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment in cash and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). “Loan Documents” means this Agreement, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, each Intercreditor Agreement (if applicable), and, except for purposes of Section 9.02, the Engagement Letter and any Note delivered pursuant to Section 2.09(e) and each other document that the Borrower and the Administrative Agent from time to time designate in writing as a “Loan Document”. “Loan Guarantors” means Holdings and the Subsidiary Loan Parties. “Loan Modification Agreement” means a loan modification agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24. “Loan Modification Offer” has the meaning assigned to such term in Section 2.24(a). “Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties. “Loan Parties Sub-Cap” has the meaning assigned to such term in the definition of Excess Liquidity. “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that (i) the total outstanding Term Loans held by the Borrower or any Affiliate thereof and (ii) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, in each case, shall be excluded for purposes of making a determination of the Majority in Interest. “Management Retention Plan” has the meaning assigned to such term in Section 5.22. “Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.” “Material Adverse Effect” means a circumstance, event or condition that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or results of operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the enforceability of the Loan Documents or the rights and remedies, taken as a whole, of the

Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders under the Loan Documents. “Material Indebtedness” means Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, purchase money Indebtedness, unreimbursed obligations for letter of credit drawings, obligations evidenced by bonds, debentures, notes or similar instruments, financial guarantees and similar instruments (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and its Restricted Subsidiaries in an aggregate principal amount of $15,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Non-Public Information” means material non-public information with respect to Holdings, the Borrower, its Subsidiaries or any parent thereof, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws. “Material Real Property” means real property (including fixtures) located in the United States and owned by any Loan Party. “Material Subsidiary” means each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had net revenues or total assets for such quarter in excess of 2.5 % of the consolidated net revenues or total assets, as applicable, of Holdings and its Restricted Subsidiaries for such quarter, in each case, calculated on a Pro Forma Basis. “Maximum Rate” has the meaning assigned to such term in Section 9.16. “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business. “Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower. “Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 (if any). “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Receipts” means the line item marked as “Net Cash Receipts” set forth in the Cash Flow Forecast. “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred hereunder (other than the Loans and any other Indebtedness that is secured by Liens ranking pari passu or junior to the Liens securing the Loan Document Obligations) secured by such asset and otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower or its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings, the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of Tax Distributions, dividends and other restricted payments that Holdings, the Borrower and/or the Restricted Subsidiaries may make pursuant to Section 6.07(a)(vi)(A) or (B) as a result of such event, and the amount of any reserves established by Holdings, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction. “Non-Cash Charges” means non-cash charges, expenses or losses for such period, including (A) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes, (B) impairment charges and, subject to clause (1) below, any other write-down or write-off of assets (including any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 or No. 144), (C) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods), (D) losses recognized in respect of postretirement benefits as a result of the application of FASB ASC 715, (E) non-cash fair value adjustments of Investments, (F) all Non-Cash Compensation Expenses, (G) the non-cash impact of acquisition method accounting and (H) the non-cash impact of accounting changes or restatements, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid in a prior period or write-down or write-off or reserves with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) and (2) any non-cash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period; provided that, at the option of the Borrower, notwithstanding the exclusion in this clause (2) any such noncash charge, expense or loss may be added back in determining Consolidated EBITDA for the period in which it is recognized, so long as any cash expenditure made on account thereof in any future period is deducted pursuant to clause (D) of this definition. “Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements. “Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary. “Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 2.11(d) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including any application thereof as a Cure Right pursuant to Section 7.02). “Note” means a promissory note of the Borrower, in substantially the form of Exhibit R, payable to a Lender or its registered assigns in any facility hereunder in a principal amount equal to the principal amount of the Revolving Commitment or Term Loans, as applicable, of such Lender. “Notice of Swing Loan Refunding” has the meaning provided in Section 2.04(b). “OFAC” means the United States Office of Foreign Assets Control. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means any and all present or future recording, stamp, court or documentary, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outside Date” means October 1, 2023. “Parent Specified Expenses” means any expenses in respect of salary, bonus and other benefits incurred or accrued by any direct or indirect parent of Holdings during any period that in the reasonable judgement of the Borrower are attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries and in respect of which a Restricted Payment is made pursuant to Section 6.07(a)(vi)(F). “Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii). “Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2). “Payment Recipient” has the meaning assigned to it in Section 8.12(a). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Perfection Certificate” means a certificate substantially in the form of Exhibit C or such other form as agreed to by the Administrative Agent in its reasonable discretion. “Permitted Acquisition” means the purchase or other acquisition, by merger, consolidation or otherwise, by the Borrower or any Restricted Subsidiary of at least a majority of the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of, including research and development and related assets in respect of any product), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), or (ii) such Person is merged into or consolidated with a Restricted Subsidiary and such Restricted Subsidiary is the surviving entity of such merger or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Restricted Subsidiary (including each Subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of “Collateral and Guarantee Requirement” to the extent applicable are taken within the time periods set forth in this Agreement (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent), (d) (i) subject to Section 1.06, after giving effect to any such purchase or other acquisition (at the time of execution of a binding agreement in respect thereof), no Event of Default shall have occurred and be continuing and (ii) immediately before and immediately after the consummation of any such purchase or acquisition, no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing and (e) such acquisition occurred prior to the First Amendment Effective Date. “Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section

2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) all or any of the scheduled amortization payments of the Loans of the Accepting Lenders to be delayed to later dates than the scheduled amortization payments of principal of the existing Loans, so long as the Weighted Average Life to Maturity of the Loan of the Accepting Lenders shall be no shorter than the Weighted Average Life to Maturity of the Class of Loans subject to the Loan Modification Offer and/or (c) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (d) additional or modified covenants, events of default, guarantees or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any covenant, event of default, guarantee or other provision is added or modified for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such covenant, event of default, guarantee or other provision is (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer). “Permitted Encumbrances” means: (a) Liens for Taxes, assessments or governmental charges that are not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (b) Liens with respect to outstanding motor vehicle fines and Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect; (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i); (d) Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for the payment of Indebtedness for borrowed money), governmental contracts and leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices; (e) easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects and minor survey exceptions affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; (f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j); (g) Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings, the Borrower or any of its Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01 and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (h) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries; (i) rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority; (j) Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts; (k) Liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (l) Liens arising from grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business; (m) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; (n) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect; (o) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any other Restricted Subsidiaries; (p) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Person as of the First Amendment Effective Date; provided the same do not result in (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) a Material Adverse Effect; (q) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement; and (r) Liens securing Priority Obligations; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money other than Liens referred to in clauses (d) and (k) above securing obligations under letters of credit or bank guarantees or similar instruments related thereto and in clause (g) above, in each case to the extent any such Lien would constitute a Lien securing Indebtedness for borrowed money. “Permitted Holders” means (a) each of Joseph Marinucci and Fernando Borghese; (b) any heir of any such individual or any trust or other estate planning vehicle established for the benefit of any such individual referred to in clause (a) or any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to any such individual and in respect of which that individual serves as trustee or in a similar capacity; and (c) the Sponsor. “Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary: (a) United States dollars, or such other currencies held by it from time to time in the ordinary course of business; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof; (c) time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof; (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof; (e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer covering securities described in clauses (b) and (c) above; (f) marketable short-term money market and similar highly liquid funds substantially all of the assets of which are comprised of securities of the types described in clauses (b) through (e) above; (g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof); (h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; (i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; (j) investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) with respect to any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia: (i) obligations of the national government of the country in which such Restricted Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Restricted Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and (l) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above. “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) [reserved], (e) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended, (f) the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is (x) unsecured if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured or (y) not secured on a more favorable basis than the Indebtedness being modified, refinanced, refunded, renewed or extended if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured (as reasonably determined in good faith by the Borrower), (g) the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the Indebtedness being modified, refinanced, refunded, renewed or extended (when taken as a whole) are to the lenders or investors under the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined in good faith by the Borrower) (except for covenants or other provisions (x) reasonably acceptable to the Administrative Agent or added for the benefit of the Lenders pursuant to an amendment hereto (with no consent of the Lenders being required) or (y) applicable only to periods after the Latest Maturity Date at the time of such refinancing) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness being modified, refinanced, refunded, renewed or extended, no consent shall be required by the Administrative Agent if such financial maintenance covenant is either (i) also added for the benefit of any existing Class remaining outstanding after the issuance or incurrence of such Indebtedness or (ii) only applicable after the Latest Maturity Date) or consistent with current market terms for such type of Indebtedness (as determined by the Borrower in good faith). For the avoidance of doubt, it is understood and agreed that (i) a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01(a) and (ii) a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether existing as of the date hereof or subsequently created or coming to exist. “PIK Election” has the meaning specified in the definition of “Applicable Rate”. “PIK Election Notice” has the meaning specified in Section 2.13(f). “PIK Interest” means a payment of interest with respect to such Loan in-kind in arrears by increasing the outstanding principal amount of such Loan on the relevant Interest Payment Date by the amount of accrued and unpaid interest due and payable on such date. PIK Interest that is capitalized and added to the principal amount of the Loans and shall thenceforth be considered principal for all purposes hereunder (and shall bear interest in accordance with Section 2.13) such date. “PIK Repayment Maturity Date” means the earlier of (i) December 31, 2025 and (ii) the date on which the Aggregate PIK Amount is paid in full in cash. “PIK Repayment Period” means the period commencing on the first Interest Payment Date after the First Amendment Effective Date and ending on the PIK Repayment Maturity Date. “PIK Election” has the meaning specified in the definition of “Applicable Rate”. “PIK Election Notice” has the meaning specified in Section 2.13(f). “PIK Toggle Period” means, the fourseven Interest Periods occurring after the First Amendment Effective Date, commencing onwith the Interest Period ending on September 30, 2023 and up to and including the Interest Period ending on March 31, 2025.

“Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning assigned to such term in Section 5.01. “Prepayment Event” means: (a) any non-ordinary course sale, transfer or other disposition of any property or asset of the Borrower or any of its Restricted Subsidiaries permitted by Sections 6.05(f), (k), (l), and (q) and (r), other than dispositions constituting a sale-leaseback to the extent consummated substantially contemporaneously with the acquisition by the Borrower or such Restricted Subsidiary of the property subject to such sale-leaseback transaction; (b) the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02; or (c) any payment in respect of any casualty or insurance claim with respect to any property or condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries exceeding, (together with the aggregate amount of resulting Net Proceeds pursuant to clause (a) above) $1,000,000 for all such claims during any fiscal year of the Borrower (and then, only the Net Proceeds in excess of $1,000,000 shall be subject to a Prepayment Event). “Prime Rate” has the meaning assigned to such term in the defined term “Base Rate”. “Priority Obligation” means any obligation that is secured by a Lien on any Collateral in favor of a Governmental Authority, which Lien ranks prior to or pari passu with the Liens created thereon by the applicable Security Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties and stumpage or pension fund obligations. “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any basket, threshold, test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, the determination or calculation of such basket, threshold, test, financial ratio or covenant in accordance with Section 1.10. “Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c). “Proposed Cost Savings Plan” has the meaning assigned to such term in Section 5.16(a). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Cure Right Equity Interests” means Qualified Equity Interests constituting common equity that is not redeemable until a date after the Latest Maturity Date. “Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests. “Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3). “Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion. “Refinancing” has the meaning assigned to such term in the preliminary statements hereto. “Register” has the meaning assigned to such term in Section 9.04(b)(iv). “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Reimbursement Date” has the meaning assigned to such term in Section 2.05(f). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Removal Effective Date” has the meaning assigned to such term in Section 8.06. “Repricing Premium” means a fee in an amount equal to 1.00% of the aggregate principal amount of all Initial Term Loans prepaid, refinanced, substituted or replaced or, in the case of an amendment, the principal amount of Initial Term Loans subject to such amendment, in each case, in connection with a Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

“Repricing Transaction” means, (a) all or any portion of the Initial Term Loans is voluntarily prepaid or refinanced with the proceeds of Indebtedness (including any mandatory prepayment pursuant to Section 2.11(d)), the primary purpose of which is to reduce the Effective Yield less than the Initial Term Loans (as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices) or (b) any amendment (including any assignment by a Term Lender of its Initial Term Loans pursuant to Section 2.24 as a result of such Term Lender’s failure to consent to an amendment, amendment and restatement or other modification of any Loan Document that is approved by the Required Lenders (for the avoidance of doubt, the Borrower shall be required to pay the fee set forth in Section 2.12(d), to the extent such fee has been or would be paid, to such assignor Term Lender in connection with such amendment in respect of such Initial Term Loans assigned pursuant to Section 2.24(c) immediately prior to the Repricing Transaction)) to the Loan Documents the primary purpose of which is to reduce the Effective Yield applicable to all or a portion of the Initial Term Loans (as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices); provided that, notwithstanding anything to the contrary, in no event shall any prepayment or repayment in connection with a financing or amendment for a Transformative Acquisition or a Change of Control constitute a Repricing Transaction. “Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans, unused Term Commitments and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans, unused Term Commitments and unused Revolving Commitments at such time; provided that, (i) the total outstanding Term Loans held by any Affiliate of the Borrower and (ii) to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Term Commitments and unused Revolving Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments representing more than 50% of the aggregate Revolving Exposures and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders; provided further that, at all times there are two or more Revolving Lenders that are (A) not Defaulting Lenders and (B) not Affiliates of each other (it being agreed that for purposes of this proviso, each Revolving Lender and its Affiliates and Approved Funds shall be deemed to be a single Revolving Lender), Required Lenders will require at least two such Revolving Lenders. “Required Tranche A Lenders” means, at any time, Lenders having Tranche A Term Loans and unused Tranche A Term Commitments representing more than 50% of the aggregate outstanding Tranche A Term Loans and unused Tranche A Term Commitments at such time; provided that, (i) the total outstanding Tranche A Term Loans held by any Affiliate of the Borrower and (ii) to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Tranche A Term Loans and the unused Tranche A Term Commitments of each Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resignation Effective Date” has the meaning assigned to such term in Section 8.06. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Closing Date or thereafter pursuant to paragraph (a)(i) of the definition of “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary. “Restricted Subsidiary” means, unless otherwise specified herein, any Subsidiary of the Borrower. “Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e). “Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments. “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Loan Modification Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Loan Modification Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments is $50,000,000.

“Revolving Credit Facility” means the Revolving Commitments and the extensions of credit made thereunder. “Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its LC Exposure at such time and its Swing Exposure at such time. “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loan” means a Loan made pursuant to clause (bc) of Section 2.01. “Revolving Maturity Date” means (i) May 25, 2026 (or if such day is not a Business Day, the immediately preceding Business Day) or (ii) with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment and with respect to any Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement.. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business. “Sanctions” means any international economic sanctions administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury. “Screen Rate” means the rate specified in clause (i) of the definition of “Adjusted LIBO Rate”. “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means the second amendment to this Agreement, dated the Second Amendment Effective Date. “Second Amendment Effective Date” means April 17, 2024. “Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and its Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period. “Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, (c) the Secured Swap Obligations (excluding with respect to any Loan Guarantor, Excluded Swap Obligations of such Loan Guarantor) and (d) the Erroneous Payment Subrogation Rights. “Secured Parties” has the meaning assigned to such term in the Collateral Agreement. “Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower and its Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Closing Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Closing Date or (c) is entered into after the Closing Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into. “Security Documents” means the Intercreditor Agreements, the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Sections 5.11, 5.12 or 5.14 to secure any of the Secured Obligations. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit N. “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit O, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice. “Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Discounted Term Loan Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit J.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit K, to a Specified Discount Prepayment Notice. “Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(3). “Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1). “Specified Subsidiaries” means SmartDog Marketing LLC, a Colorado limited liability company and Managed Chaos, LLC, a Colorado limited liability company. “Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes unless such Indebtedness has been permanently repaid and not replaced), or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test, basket, threshold or covenant hereunder or requires such test, basket, threshold or covenant to be calculated on a Pro Forma Basis. “Sponsor” means Clairvest Group Inc., a Toronto corporation and its Controlled Investment Affiliates. “Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.” “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity). “Subsidiary” means any subsidiary of the Borrower (unless otherwise specified). “Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement(other than Best Rate). “Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv). “Supermajority Lenders” means, at any time, Lenders representing more than 75% of the aggregate Revolving Loans and Term Loans; provided that, the total outstanding Term Loans and Revolving Loans held by any Affiliate of the Borrower shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swing Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swing Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swing Exposure at such time. “Swing Line Sublimit” means $5,000,000. “Swing Line Facility” means the credit facility established under Section 2.04 pursuant to which the Swing Line Lender may make Swing Loans. “Swing Line Lender” means (a) Truist Bank or (b) such other Lender that is requested by the Borrower and agrees to be a Swing Line Lender hereunder (and is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed)). “Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04. “Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (i) seven (7) Business Days after the making of such Swing Loan and (ii) the Revolving Maturity Date. “Swing Loan Participation” has the meaning provided in Section 2.04(c). “Swing Loan Participation Amount” has the meaning provided in Section 2.04(c). “Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vi)(A). “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Loan Modification Agreement. The amount of each Lender’s Term Commitment as of the Closing Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment or Loan Modification Agreement, as the case may be. As of the date hereof, the total Term Commitment is $225,000,000.collectively, the Initial Term Commitment, the Tranche A Term Commitment. “Term Lenders” means a Lender with a Term Commitment or an outstanding Term Loan, collectively, the Initial Term Lenders and the Tranche A Lenders. “Term Loans” means the Initial Term Loans, the Tranche A Term Loans and the Tranche B Term Loans. “Term Maturity Date” means May 25, 2026 (or, with respect to any Term Loans pursuant to a Permitted Amendment, the extended maturity date set forth in any such Loan Modification Agreement). “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR. “Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements are delivered (or are required to be delivered) pursuant to Section 5.01(a) or (b). “Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period. “Total Return Swap Counterparties” means banks who are party to total return swap agreements with one or more Lenders where one or more Lenders are economic beneficiaries of Loans held by such banks. “Tranche A Term Loan” means, collectively, the Loans made by the Tranche A Term Loan Lenders made pursuant to Section 2.01(b).

“Tranche A Term Commitment” means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make the Tranche A Term Loan to the Borrower in the amount set forth in Schedule 2.01(a) hereto or in the Assignment and Assumption pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement. The total Tranche A Term Commitment as of the Second Amendment Effective Date is $22,000,000. “Tranche A Lender” means a Lender with a Tranche A Term Loan Commitment or a Tranche A Term Loan. “Tranche A Term Loan Maturity Date” means February 25, 2026. “Tranche B Term Loan” means, collectively, the Loans deemed made pursuant to Section 2.01(d). “Tranche B Term Loan Maturity Date” means May 25, 2026. “Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions. “Transactions” has the meaning given to such term in the preliminary statements hereto. “Transformative Acquisition” means any Permitted Acquisition or similar investment that is either (a) not permitted by the terms of any of the Loan Documents immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith. “Truist” means Truist Bank. “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate. “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions. “UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, in its Publication No. 600 (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unaudited Financial Statements” means the unaudited consolidated balance sheet of the Company and its subsidiaries dated as of March 31, 2021, and the related consolidated statements of income, statements of shareholders’ equity and statements of cash flows of the Company and its subsidiaries for the three-month period ended on that date. “Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed. “United States” and “U.S.” mean the United States of America. “United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time. “USD LIBOR” means the London interbank offered rate for U.S. dollars. “Variance” shall have the meaning assigned to such term in Section 5.01(j). "Variance Reports" has the meaning provided in Section 5.01(j). “Variance Testing Period” means (i) the two week period ending on the first Sunday after the Second Amendment Effective Date (i.e. Sunday, April 21, 2024), (ii) the three week period ending on the second Sunday after the Second Amendment Effective Date (i.e. Sunday, April 28, 2024, 2024), (iii) the four week period ending on the third Sunday after the Second Amendment Effective Date (i.e. Sunday, May 5, 2024) and (iv) each subsequent four week period ending on each Sunday thereafter during the PIK Repayment Period.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary. “Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “,” a “Initial Term Borrowing,” a “Tranche A Term Borrowing” or “Tranche B Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) unless otherwise provided herein, any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Section 1.04 Accounting Terms; GAAP. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the latest Audited Financial Statement delivered to the Administrative Agent on or prior to the Closing Date, except as otherwise specifically prescribed herein. (b) Notwithstanding any other provision contained herein, (a) for all purposes of this Agreement, and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and Capitalized Leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 24, 2016 of Accounting Standards Update No. 2016-02, and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect), (ii) any election under Financial Standards Codification No. 825–Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein or (iii) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other financial accounting standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (c) For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of total assets or Consolidated EBITDA, total assets or Consolidated EBITDA shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in total assets or Consolidated EBITDA occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. (d) Notwithstanding any other provision contained herein, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof Section 1.05 [Reserved]. Section 1.06 [Reserved]. Section 1.07 Certain Determinations. (a) For purposes of determining compliance with any of the covenants set forth in Article V or Article VI at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Disposition, Restricted Payment, payment of Junior Financing or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article V or Article VI, the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the Initial Term Loans, Tranche A Term Loans, Tranche B Term Loans and the Revolving Commitments), Investment, Indebtedness (other than Indebtedness consisting of the Initial Term Loans, Tranche A Term Loans, Tranche B Term Loans and the Revolving Commitments), Disposition, Restricted Payment, payment of Junior Financing or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness (other than the Indebtedness consisting of the Initial Term Loans, Tranche A Term Loans, Tranche B Term Loans and the Revolving Commitments), Disposition, Restricted Payment, payment of Junior Financing or Affiliate transaction is permitted within its applicable covenant (but not, for the avoidance of doubt, under a different covenant) from time to time as it may determine and without notice to the Administrative Agent or any Lender. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other Loan Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first Business Day following such applicable date. (b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 6.01 or Section 6.02. (c) [reserved]. Section 1.08 Division. Any restriction, condition or prohibition applicable to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term set forth in the Loan Documents shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable. Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Section 1.09 Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

Section 1.10 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the First Lien Net Leverage Ratio and compliance with covenants or other provisions determined by reference to Consolidated EBITDA or total assets, shall be calculated on a pro forma basis in the manner prescribed by this Section 1.10; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.10 when calculating any such ratio or test for purposes of (i) the definition of “ECF Percentage” and (iii) Section 6.11 (other than for the purpose of determining Pro Forma Compliance with Section 6.11), the events described in this Section 1.10 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable (it being understood that for purposes of determining pro forma compliance with Section 6.11, if no Test Period with an applicable level cited in Section 6.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 6.11 with an indicated level). For purposes of calculating any financial ratio or test or compliance with any covenant or other provision determined by reference to Consolidated EBITDA or total assets for any Specified Transaction that occurs prior to the date on which financial statements have been (or are required to be) delivered for the fiscal quarter ended June 30, 2021, any such calculation to made on a Pro Forma Basis shall use the Unaudited Financial Statements. (b) For purposes of calculating any financial ratio or test or compliance with any covenant or other provision determined by reference to Consolidated EBITDA or total assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.10) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA or total assets and the component financial definitions used therein attributable to any Specified Transaction) have occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10 then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.10. (c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and cost synergies resulting from or relating to, any Specified Transaction which is being given pro forma effect that are projected by the Borrower in good faith to be realized within twenty-four (24) months after the consummation of such Specified Transaction to realize such cost savings, operating expense reductions, other operating improvements and cost synergies

(in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies were realized during the entirety of such period) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) (and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such effects are projected by the Borrower in good faith to be realized within twenty-four (24) months after the consummation of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) any increase to Consolidated EBITDA as a result of such cost savings, operating expense reductions, other operating improvements and cost synergies pursuant to this Section 1.10(c) shall be subject to the cap set forth in clause (b)(vii) in the definition of “Consolidated EBITDA”. (d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes unless such Indebtedness has been permanently repaid and not replaced), subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period. (e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of any interest coverage ratio or fixed charge coverage ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Subsidiary may designate. Section 1.11 LIBOR. (a) The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the

London interbank market. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator, announced in a public statement the future cessation of the 35 LIBOR benchmark settings currently published by ICE Benchmark administration. This public statement constitutes a Benchmark Transition Event. To the extent the Maturity Date goes beyond the cessation dates indicated in the FCA’s announcement, an alternate rate of interest will be determined at the appropriate time in accordance with Section 2.14(b) for any applicable tenors of USD LIBOR. (b) Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.14(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rates upon which the interest rates on Eurodollar Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Adjusted LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability. ARTICLE II THE CREDITS Section 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Initial Term Lender agrees to make Initial Term Loans to the Borrower on the Closing Date denominated in dollars in a principal amount not exceeding such Initial Term Lender’s Initial Term Commitment and (b) each Tranche A Lender agrees to make Tranche A Term Loans to the Borrower denominated in dollars (i) on the Initial Tranche A Funding Date in a principal amount not exceeding $12,000,000, (ii) once on or after May 20, 2024, in a principal amount not exceeding $5,000,000 and (ii) once on or after June 24, 2024, in a principal amount not exceeding the undrawn portion of the Tranche A Term Commitments as of such date, (c) each Revolving Lender agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which, after giving effect to any Revolving Borrowing, will not result in (x) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment at such time or (y) the aggregate Revolving Exposure of all Lenders exceeding the aggregate Revolving Commitments at such time and (d) on the Second Amendment Effective Date, $53,344,048.12 of Initial Term Loans and $12,655,951.88 of Revolving Loans held by Tranche A Lenders or their Affiliates, designees, beneficial holders or Total Return Swap Counterparties immediately prior to the Second Amendment Effective Date are hereby exchanged for new Loans hereunder, in each case in the amounts and to such Persons as set forth on Schedule 2.01(b) hereto (such new Loans, the “Tranche B Term Loans”) resulting in an aggregate amount of $66,000,000 Tranche B Term Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. As of the First Amendment Effective Date, the aggregate principal amount of Revolving Loans iswas $50,000,000 and amounts repaid or prepaid in respect of Revolving Loans may not be reborrowed. On the Second Amendment Effective Date, the Tranche B Term Loans shall be deemed funded and shall constitute and be deemed to be Loans hereunder with the terms set forth herein. As of Second Amendment Effective Date, the aggregate principal amount of each Class of Loans is as set forth in Section 10 of the Second Amendment. Section 2.02 Loans and Borrowings. (a) Each Loan (other than a Swing Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby. (b) Subject to Section 2.14, each Revolving Borrowing and, Initial Term Borrowing Tranche A Term Borrowing and Tranche B Term Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Closing Date and on the Initial Tranche A Funding Date must be made as Base Rate Borrowings unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 (or such lesser notice as the Administrative Agent may agree) which notice shall include an indemnity extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swing Loan shall be ana Base Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Borrowings outstanding (or such greater number that may be acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, a Base Rate Revolving Borrowing may be in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

Section 2.03 Requests for Borrowings. To request a Revolving Borrowing or Initial Term Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing (or, in the case of any Eurodollar Borrowing to be made on the Closing Date, one (1) Business Day) or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing (in each case, or such shorter period as agreed to by the Administrative Agent in its reasonable discretion). To request a Tranche A Term Borrowing, the Borrower shall notify the Administrative Agent of such request in writing not later than 2:00 p.m., New York City time three (3) Business Days before the date of the proposed Borrowing (in each case, or such shorter period as agreed to by the Administrative Agent in its reasonable discretion). Each Borrowing Request shall be signed by the Borrower substantially in the form of Exhibit S. Each such written Borrowing Request shall specify the following information: (a) wWhether the requested Borrowing is to be a Revolving Borrowing, aan Initial Term Borrowing, a Tranche A Term Borrowing or a Borrowing of any other Class (specifying the Class thereof); (b) the aggregate principal amount of such Borrowing; (c) the date of such Borrowing, which shall be a Business Day; (d) whether such Borrowing is to be an Base Rate Borrowing or a Eurodollar Borrowing; (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”; (f) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any Base Rate Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and (g) that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied. If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Swing Line Facility. (a) Swing Loans. During the Revolving Availability Period, the Swing Line Lender may, on the terms and conditions set forth in this Agreement, make a Swing Loan or Swing Loans to the Borrower from time to time, which Swing Loans: (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Sublimit, and (B) the aggregate Revolving Exposures would not exceed the total Revolving Commitments at such time; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.05(j); and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan. To request a Swing Loan, the Borrower shall notify the Administrative Agent and the Swing Line Lender of such request by written notice, not later than 10:00 a.m., New York City time, on the day of such proposed Swing Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the aggregate principal amount of the requested Swing Loan. (b) Swing Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”). Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 7.01(h) or (i) in respect of the Borrower has occurred, the Borrower. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Borrowing Request requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates notwithstanding (i) that the Notice of Swing Loan Refunding may not comply with the requirements specified in Section 2.03, (ii) whether any conditions specified in Section 4.02 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Notice of Swing Loan Refunding or (v) any reduction in the total Revolving Commitments after any such Swing Loans were made. Each Lender with a Revolving Commitment (including the Swing Line Lender in the event that it has a Revolving Commitment) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Borrower in the amount of its Applicable Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Applicable Account not later than 2:00 p.m. (New York City time), on the day specified in the Notice of Swing Loan Refunding. The proceeds of such Revolving Loans shall be made immediately available directly to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. (c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 7.01(h) or (i) shall have occurred in respect of the Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), subject to the provisions of Section 2.04(d), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Lender’s Applicable Percentage of such outstanding Swing Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Applicable Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender. (d) Obligations Unconditional. Each Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that such Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set- off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Loan Party, or any other Person, or any Loan Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing. (e) Resignation of Swing Line Lender. Subject to the appointment and acceptance of a successor Swing Line Lender reasonably acceptable to the Borrower (which appointment and acceptance of a successor Swing Line Lender shall not be required in connection with the resignation of the Administrative Agent pursuant to Section 8.06), the Swing Line Lender may resign at any time by giving thirty (30) days’ written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of the Swing Line

Lender hereunder by providing a written notice thereof to the Swing Line Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) the Swing Line Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the principal amount of all Swing Loans shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Swing Line Lender. Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated the Swing Line Lender shall remain a party hereto and shall continue to have all the rights of an Swing Line Lender under this Agreement and the other Loan Documents with respect to Swing Loans made by it prior to such resignation or termination, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans, but shall not make any additional Swing Loans. Section 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders and the Borrower set forth in this Section 2.05 and elsewhere in the Loan Documents, to issue Letters of Credit in dollars for the Borrower’s own account (or for the account of any Wholly Owned Restricted Subsidiary of the Borrower so long as the Borrower and such Wholly Owned Restricted Subsidiary are co-obligors (on a joint and several basis) in respect of all Loan Document Obligations arising under or in respect of such Letter of Credit and are jointly and severally liable for all Loan Document Obligations in respect thereof), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the period from the Closing Date until the date that is the fifth (5th) Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (b) Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension (or, in the case of any such request to be made on the Closing Date, three (3) Business Days) or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend, as the case may be, such Letter of Credit. Each such notice shall be substantially in the form of Exhibit T, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments at such time, (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit,(iv) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Commitment at such time and (v) the LC Exposure of each Issuing Bank shall not exceed such Issuing Bank’s LC Issuer Sublimit. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve, liquidity or capital requirement (for which such Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the Administrative Agent and the applicable Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars, (iv) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. No Issuing Bank shall be under any obligation (i) to amend or extend any Letter of Credit if (x) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit or (ii) to issue any Letter of Credit if such Letter of Credit contains any provisions for automatic reinstatement of all or any portion of the stated amount thereof after any drawing thereunder or after the expiry date of such Letter of Credit. (c) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section 2.05. (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, the date to which it has been extended (not in excess of one year from the last applicable expiry date)) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed or extended automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least thirty (30) days prior to the then applicable expiration date, that such Letter of Credit will not be renewed or extended; provided further that any such Letter of Credit must permit the relevant Issuing Bank to prevent any such renewal or extension at least once in such twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the Borrower with a copy to the Administrative Agent not later than a day in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued; provided further that such Letter of Credit shall not be required to expire on such fifth (5th) Business Day prior to the Revolving Maturity Date if such Letter of Credit is cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements, in each case reasonably acceptable to the applicable Issuing Bank. (e) Participations. (i) Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, each Revolving Lender shall be deemed to have purchased and the applicable Issuing Bank shall be deemed to have sold a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in dollars, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each payment required to be made by it under the preceding sentence shall be made without any offset, abatement, withholding or reduction whatsoever. (ii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e) by the date due as provided in paragraph (f) of this Section 2.05, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the relevant Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.05 shall be conclusive absent demonstrable error. (iii) If, at any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s LC Advance in respect of such payment in accordance with this Section 2.05, the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related LC Disbursement or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LC Advance was outstanding) in the same funds as those received by the Administrative Agent. (iv) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 9.21 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate. (f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount (in same day funds) equal to such LC Disbursement in dollars not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement (the “Reimbursement Date”), together with accrued interest thereon in accordance with clause (i) of this Section 2.05. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 2:00 p.m., New York City time, on the date such LC Disbursement is made that the Borrower intends to reimburse the applicable Issuing Bank for the amount of the LC Disbursement (including any accrued interest thereon) with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Revolving Loans on the Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest thereon), and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Revolving Loans in an amount equal to their Applicable Percentage of such LC Disbursement (together with any accrued interest thereon), the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such LC Disbursement (together with any accrued interest thereon); provided that if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest thereon), the Borrower shall reimburse the applicable Issuing Bank, on demand, in an amount in same day funds equal to the excess of such LC Disbursement (together with any accrued interest thereon) over the aggregate amount of such Revolving Loans, if any, which are so received. The Revolving Loans made pursuant to this paragraph (f) shall be made without regard to the Borrowing Minimum. (g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any exchange, change, waiver or release of any Collateral for, or any other Person’s guarantee of or other liability for, any of the Secured Obligations, (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one or more of its Subsidiaries and the beneficiary for which any Letter of Credit was procured), (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit (provided that the Borrower shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Letter of Credit), (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vii) any breach hereof or any other Loan Document by any party hereto or thereto, (viii) the fact that an Event of Default or a Default shall have occurred and be continuing, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank and the proceeds thereof, by the respective beneficiaries of such Letters of Credit or any assignees or transferees thereof. In furtherance and not in limitation of the foregoing, none of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged other than to confirm such documents comply with the terms of such Letter of Credit; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) its honor of any presentation under a Letter of Credit that appears on its face to substantially comply with the terms and conditions of such Letter of Credit; (v) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder); (vi) errors in interpretation of technical terms; (vii) any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit; (viii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (ix) any consequences arising from causes beyond the control of the Issuing Bank, including any act by a Governmental Authority and fluctuation in currency exchange rates. None of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder or place the Issuing Bank under any liability to the Borrower or any other Person. Notwithstanding the foregoing, none of the above shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential, incidental, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Requirements of Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if (notwithstanding the appearance of substantial compliance) such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct. (h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section 2.05. (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full. (j) Cash Collateralization. If (i) effective immediately, without demand or other notice of any kind, as of any expiration date of a Letter of Credit, such Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) effective immediately, without demand or other notice of any kind, as of the occurrence of any Event of Default under paragraph (h) or (i) of Section 7.01, or (iii) any Event of Default under paragraph (a) or (b) of Section 7.01 shall occur and be continuing or if the maturity of the Loans has been accelerated, then on the Business Day on which the Borrower receives notice from the Administrative Agent, the applicable Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph (although no such notice shall be required as set forth in clause (ii) above), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount of cash in dollars equal to 103% of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest and fees thereon. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or the Issuing Bank, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent (for the benefit of the Secured Parties) shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth in this Agreement, moneys in such account shall be applied by the Administrative Agent first to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, the balance shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), such balance shall be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing. (k) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree in writing to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder. (l) Resignation or Termination of an Issuing Bank. Subject to the appointment and acceptance of a successor Issuing Bank reasonably acceptable to the Borrower (to the extent that there is only one Issuing Bank hereunder at such time), any Issuing Bank may resign at any time by giving thirty (30) days’ written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to all Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not (a) be required (and shall be discharged from its obligations) to issue any additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it, or (b) be deemed an Issuing Bank for any other purpose. (m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five (5) Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that no Issuing Bank shall have any liability hereunder to any Person for any failure to deliver the reports contemplated by this paragraph (m) of Section 2.05.

(n) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to the Borrower for, and the applicable Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the applicable Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of any Governmental Authority in a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. Section 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 12:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Loans shall be made as provided in Section 2.04 and Section 2.06(b). The Administrative Agent will make all such requested Loans available to the Borrower by promptly wiring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent directly to the applicable Issuing Bank. (b) The Swing Line Lender shall make each Swing Loan in dollars to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request. (c) Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate(s) applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. (d) The obligations of the Lenders hereunder to make Initial Term Loans, the Tranche A Term Loans and Revolving Loans, to fund participations in Letters of Credit, to fund Swing Loan Participations and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c). Section 2.07 Interest Elections. (a) Each Revolving Borrowing Initial Term Borrowing and Tranche A Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Loans, which shall be made and maintained as Base Rate Loans and may not be converted to Eurodollar Loans. (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by the Borrower. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.03: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period.” (v) If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request in accordance with this Section 2.07, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the requestDirection of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto. Section 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Initial Term Commitments shall be automatically and permanently reduced to zero on the Closing Date (after giving effect to the incurrence of Initial Term Loans on such date) and, (ii) the Tranche A Term Commitments shall be automatically and permanently reduced to zero on the earlier of (x) the funding of the Tranche A Term Commitments and (y) August 1, 2024 and (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date. As of the First Amendment Effective Date, the Revolving Commitments will be reduced by the corresponding amount repaid or prepaid in respect of Revolving Loans pursuant to Sections 2.10 and 2.11 hereof. (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 unless such amount represents all of the remaining Commitments of such Class and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swing Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments. (c) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the

Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. Section 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10, and (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche A Term Loan of such Lender on the Tranche A Term Maturity Date, (iv) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Term Loan of such Lender on the Tranche B Term Maturity Date, and (v) to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of each Swing Loan made by the Swing Line Lender on the Swing Loan Maturity Date for such Swing Loan; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swing Loans that were outstanding on the date such Revolving Borrowing was requested. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain in the Register, in addition to (and without duplication of) the information described in Section 9.04(b)(iv)Section 9.04(b)(iv), accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained in the Register pursuant to paragraph (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs

(b) and (c) of this Section 2.09, the accounts maintained by the Administrative Agent in the Register pursuant to paragraph (c) of this Section 2.09Section 2.09 shall control. (e) Any Lender may request to the Borrower that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender or its registered assigns. Section 2.10 Amortization. (a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Initial Term Loans, the Revolving Loans the Tranche A Term Loans and the RevolvingTranche B Term Loans on the last day of each March, June, September and December (commencing on September 30, 2023) in equal quarterly instalments in aggregate principal amounts equal to (i) 0.25% per annum of the original principal amount of the Initial Term Loans outstanding at the Closing Date and, (ii) 0.25% per annum of the original principal amount of the Revolving Loans outstanding as of the First Amendment Effective Date, (iii) 0.25% per annum of the original principal amount of the Tranche A Term Loans outstanding as of any date after the Initial Tranche A Funding Date and (iv) 0.25% per annum of the original principal amount of the Tranche B Term Loans outstanding as of any date after the Second Amendment Effective Date; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day. (b) To the extent not previously paid, all outstanding Initial Term Loans shall be due and payable on the Initial Term Maturity Date. (c) To the extent not previously paid, the Aggregate PIK Amount shall be due and payable on the PIK Repayment Maturity Date. (d) [reserved] (e) During the PIK Repayment Period, in addition to the amortization of Loans pursuant to Section 2.10(a), the Borrower shall repay the aggregate amount of the Aggregate PIK Amount (which, for avoidance of doubt, excludes the Back-End PIK Interest). Section 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.12(d)). (b) [reserved]. (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of “Prepayment Event,” on the date of such Prepayment Event), prepay, subject to clause (e) below, Tranche A Term Loans, Tranche B Term Loans, Initial Term Loans and Revolving Loans in an aggregate amount equal to, in each case, in excess of the applicable threshold set forth in the definition of “Prepayment Event”, 100% of the amount of such Net Proceeds. (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 20224, the Borrower shall prepay Term BorrowingsLoans in an aggregate amount (the “Excess Cash Flow Prepayment Amount”) equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall, at the option of the Borrower, be reduced on a dollar-for-dollar basis for such fiscal year by the aggregate amount of voluntary prepayments and repurchases of (i) Term Loans (and, to the extent the Revolving Commitments are permanently reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) that rank pari passu in right of security with the Initial Term Loans made pursuant to Section 2.11(a)(i), and (ii) other Indebtedness (including revolving loans to the extent there is an equivalent permanent reduction in commitments thereunder) that ranks pari passu in right of security with the Initial Term Loans, in each case, to the extent made with Internally Generated Cash during such fiscal year or after such fiscal year and prior to the time such prepayment is due (without duplication to subsequent years) as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) or Section 9.04(g) or of such other Indebtedness shall be limited to the actual amount of cash used to make such principal prepayment); provided that the Borrower may use a portion of such Excess Cash Flow Prepayment Amount to prepay or repurchase any other secured Indebtedness in the form of term loans that ranks pari passu to the Liens securing the Secured Obligations and is otherwise subject to the terms of an Intercreditor Agreement (to the extent a mandatory prepayment or offer to prepay such Indebtedness is required under the applicable governing such Indebtedness), in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other secured Indebtedness and the denominator of which is the aggregate outstanding principal amount of all Term Loans and all such other secured Indebtedness, and the amount of prepayment of the applicable Class(es) of Term Loans that would have otherwise been required pursuant to this Section 2.11(d) shall be reduced accordingly; provided further, that to the extent the holders of such other secured Indebtedness decline to have such Indebtedness repurchased or repaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the applicable Class(es) of Term Loans in accordance with the terms hereof. Each prepayment pursuant to this paragraph shall be made on or before the date that is five (5) days after the earlier of (x) the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated and (y) the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to such fiscal year as follows: (i) first, to the Tranche A Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, (ii) second, to the to the Tranche B Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, and (iii) third, to the Term Loans and the Revolving Loans, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash. Notwithstanding the foregoing, prepayments shall only be required under this Section 2.11(d) if the Excess Cash Flow Prepayment Amount for the applicable fiscal year then ended is greater than $5,000,000 (and then, only the Excess Cash Flow Prepayment Amount in excess of $5,000,000 shall be subject to such prepayment requirement).

(e) Notwithstanding anything herein to the contrary, in connection with any voluntary or mandatory prepayments by the Borrower of the Term Loans and Revolving Loans pursuant to this Section 2.11, such prepayments shall be applied (i) first, to the Tranche A Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, (ii) second, to the Tranche B Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, and (iii) third, to the Initial Term Loans and Revolving Loans, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash. Such prepayments shall be applied to the scheduled installments of the then outstanding Tranche A Term Loans, Tranche B Term Loans, Initial Term Loans and Revolving Loans being prepaid (i) in the inverse order of maturity (or, solely at the Borrower’s election with respect to voluntary prepayments, in direct order of maturity) and (ii) on a pro rata basis, in either case, irrespective of whether such outstanding Initial Term Loans and Revolving Loans are Base Rate Loans or Eurodollar Loans. (f) Following the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending SeptemberMarch 301, 20235, the Borrower shall prepay Term Loans and Revolving Loans in an aggregate amount equal to the Excess Liquidity for the fiscal quarter.: (i) first, the Tranche A Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until repaid in full in cash, (ii) second, to the Tranche B Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, and (iii) third, to the Initial Term Loans and Revolving Loans , ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until repaid in full in cash. (g) The Borrower shall notify the Administrative Agent of any prepayment pursuant to this Section 2.11 in writing of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion), (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of a prepayment of a Swing Loan, not later than 10:00 a.m., New York City time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid

Borrowing(i) first, the Tranche A Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until repaid in full in cash, (ii) second, to the Tranche B Term Loan, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until paid in full in cash, and (iii) third, to the Initial Term Loans and Revolving Loans , ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium, if any, due to such Lenders until repaid in full in cash. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be without premium or penalty (except as provided under Section 2.12(d)). (h) Notwithstanding any other provisions of Section 2.11(c) or (d) or (f), to the extent that (x) any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) or (c) of the definition thereof by a Foreign Subsidiary of the Borrower giving rise to a prepayment pursuant to Section 2.11(c) or (y) any portion of any Excess Cash Flow attributable to a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(d) or (z) any of or all of the Liquidity of Clickdealer Entities giving rise to a prepayment pursuant to Section 2.11(f), (each of the foregoing, a “Foreign Prepayment Event”), in either case, (i) could reasonably be expected to be prohibited, delayed or restricted by applicable law, rule or regulation (including, without limitation, relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming of cash intra-group and fiduciary and statutory duties of the directors of the relevant subsidiaries) (provided that the Borrower and its restricted subsidiaries shall use commercially reasonable efforts (as determined in the Borrower’s reasonable business judgment) available under local law to permit such repatriation) or (ii) could reasonably be expected to result in material adverse tax consequences (as reasonably determined by the Borrower), the portion of such Net Proceeds or Excess Cash Flow or Liquidity so affected will not be required to be applied to repay Term Loans and Revolving Loans at the times provided in Section 2.11(c) or (d) or (f), as the case may be, and such amounts may be retained by such Foreign Subsidiary (including any Clickdealer Entity) so long, but only so long, as the Borrower determined in good faith that the applicable local law will not permit repatriation to the Borrower, and once the Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow or Liquidity is permitted under the applicable local law, such repatriation will be effected as soon as practicable and such repatriated Net Proceeds or Excess Cash Flow or Liquidity will be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans and Revolving Loans pursuant to Section 2.11(c) or (d) or (f), as applicable. Section 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of the Commitment Fee Percentage per annum on the daily average unused amount of the Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender and all Swing Loans shall be disregarded. (b) The Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender unless such Defaulting Lender has provided cash collateral to fully cover its LC Exposure as otherwise provided herein) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Closing Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate of 0.125% per annum (or such lesser rate as may be agreed to in writing by an Issuing Bank) on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Closing Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to the last Business Day of March, June, September and December of each year shall be payable on the last Business Day of March, June, September and December, respectively, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Engagement Letter. (d) In connection with any Repricing Transaction consummated on or prior to the date that is twelve (12) months after the Closing Date, the Borrower shall pay to each Term Lender a fee equal to its pro rata share of the Repricing Premium. (e) Notwithstanding the foregoing, and subject to Section 2.22 and Section 2.12(b), the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

(f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees owing and paid hereunder shall not be refundable under any circumstances. (g) The Borrower agrees on the First Amendment Effective Date to pay an administrative fee to each of the Lenders in an amount equal to 2.0% of such Lender’s outstanding principal amount of Initial Term Loans and Revolving Loans, to be paid in-kind by increasing the outstanding principal amount of such Initial Term Loan and Revolving Loans on the First Amendment Effective Date. Section 2.13 Interest. (a) The Loans comprising each Base Rate Borrowing (including each Swing Loan) shall bear interest at the Base Rate plus the Applicable Rate. (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Benchmark for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) In addition to the interest accruing and calculated as set forth in Section 2.13(a) and (b), if and to the extent the Initial Term Loans, Tranche A Term Loans, Tranche B Term Loans and Revolving Loans remain outstanding on or after January 1, 2025: (i) for the first six calendar months of 2025, each Initial Term Loan, each Tranche A Term Loan, each Tranche B Term Loan and each Revolving Loan outstanding shall bear additional PIK Interest at a rate equal to 5.0% per annum; (ii) for the second six calendar months of 2025, each Initial Term Loan, each Tranche A Term Loan each Tranche B Term Loan and each Revolving Loan outstanding shall bear additional PIK Interest at a rate equal to 7.5% per annum; and (iii) for the calendar year 2026 until the Latest Maturity Date, each Initial Term Loan, each Tranche A each Tranche B Term Loan Term Loan and each Revolving Loan outstanding shall bear additional PIK Interest at a rate equal to 10.0% per annum (collectively, (i) through (iii), the “Back-End PIK Interest”). For the avoidance of doubt, only one of (i), (ii) or (iii) shall apply at any given time, and solely during the Interest Periods that fall within the time specified above. (d) Automatically upon the occurrence of an Event of Default pursuant to Sections 7.01(a), (b), (h) or (i), or at the election of the Required Lenders upon the occurrence of any other Event of Default, the Loan Document Obligations hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal and interest of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(d) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender (it being understood that interest on such amounts shall accrue at the non-default rates otherwise applicable thereto). (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan (except with respect to PIK Interest, which shall be payable as set forth in the definition thereof) and, in the case of Revolving Loans and Swing Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan or a Swing Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) interest accrued in respect of any Swing Loan, also shall be payable on the Swing Loan Maturity Date applicable thereto and (iv) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the Closing Date of such conversion. (f) The PIK Election shall be made by providing irrevocable written notice to the Administrative Agent by a Responsible Officer of the Borrower in the form attached as Exhibit V (each, aan “PIK Election Notice”), which shall specify the Interest Period to which the PIK Election shall apply. Each such PIK Election Notice must be received by the Administrative Agent not later than 12:00 p.m., New York City time five (5) Business Days (or such shorter notice period as the Administrative Agent may agree to) prior to the Interest Payment Date related to the Interest Period with respect to which the PIK Election is being exercised. If no PIK Election Notice is received with respect to an Interest Period, interest shall be payable on the Loans on such Interest Payment Date as PIK Interest and Borrower’s selection of cash or PIK Interest shall apply to both the Initial Term Loans, the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans. For avoidance of doubt, the Borrower shall not have the option to elect to pay interest in respect off a single class of loans in cash, except for the Tranche A Term Loans, which may be paid entirely in cash at the option of the Borrower. (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to clause (i) of the definition of “Base Rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Benchmark shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.14 Interest Rates. (a) If, prior to the commencement of any Interest Period for any Eurodollar Borrowing: (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (A) or (B) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (C) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document;

provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (in consultation with the Borrower and notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Adjusted LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-

current Benchmark is not an Available Tenor, the component of Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Section 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense, including any Taxes (other than Excluded Taxes or Indemnified Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; (iii) and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender or Issuing Bank of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent or such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of the Administrative Agent or such Lender or Issuing Bank, the Borrower will pay to the Administrative Agent or such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered. (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swing Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered. (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (excluding loss of profit) actually incurred by it as a result of such event. Such loss, cost or expense shall in no event exceed that which would have been incurred by such Lender had it funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. Section 2.17 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If the applicable

Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions or withholdings have been made (including such deductions and withholdings applicable to additional amounts payable under this Section 2.17), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made. (b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes. (c) The Borrower shall indemnify each Recipient within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 2.17(e)), deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(i), (e)(ii)(A) through (ii)(D) and (e)(iii) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate. Without limiting the generality of the foregoing: (i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding. (ii) Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or before the date on which such Foreign Lender becomes a Lender to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party (pursuant to the “interest” article of such tax treaty, in respect of payments of interest under any Loan Document, or pursuant to the “business profits” or “other income” article of such tax treaty, in respect of any other applicable payments under any Loan Document), (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms), (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit Q-1 (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms), (D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership, or a Participant holding a participation granted by a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, United States Tax Compliance Certificate substantially in the form of Exhibit Q-2 or Q-3, Form W-9, Form W-8IMY or any other required information from each beneficial owner that would be required under this Section 2.17 if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a United States Tax Compliance Certificate substantially in the form of Exhibit Q-4 may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or (E) in such number of copies as shall be requested by the recipient, executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. (iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 or Section 8.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary, in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person. (g) The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (h) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable Requirements of Law” includes FATCA. Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, premium, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds or in-kind (as applicable), without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest or fees thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swing Line Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in dollars, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC

Disbursement shall be made in dollars, except for PIK Interest where applicable, and all other payments under each Loan Document shall be made in dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, premium, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of premium, principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, premium, if any, or interest or fees on any of its Revolving Loans, Term Loans or participations in Swing Loans or LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in Swing Loans or LC Disbursements and accrued interest or fees thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in Swing Loans or LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and fees on their respective Revolving Loans, Term Loans and participations in Swing Loans or LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Loans or LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Swing Line Lender or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders, the Swing Line Lender or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Swing Line Lender or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Swing Line Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e) or Section 2.05(f), Section 2.06(a) or Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section. Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender (at the request of the Borrower) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.23, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraphs (a) of this Section or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and the Swing Line Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swing Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto. Section 2.20 [Reserved]. Section 2.21 [Reserved]. Section 2.22 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02. (ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Swing Line Lender and each Issuing Bank; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the

Lenders, the Swing Line Lender or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b). (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swing Loans pursuant to Section 2.04, Letters of Credit pursuant to Section 2.05 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non- Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non- Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans and participations in Swing Loans and Letters of Credit of that non-Defaulting Lender. (v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ Applicable Fronting Exposure in accordance with the procedures set forth in Section 2.05(j). (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swing Loans and Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv) or the proviso to the definition thereof), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Section 2.23 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans denominated in dollars or to convert Base Rate Loans denominated in dollars to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans denominated in dollars of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.24 [Reserved]. ARTICLE III REPRESENTATIONS AND WARRANTIES Each of Holdings and the Borrower represents and warrants to the Agents, the Issuing Banks and the Lenders that: Section 3.01 Organization; Powers. Each of Holdings, the Borrower and its Restricted Subsidiaries is (a) duly organized or incorporated and validly existing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to (i) carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and under the jurisdiction of its organization, except in the case of clause (c) above, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 3.03 Governmental and Other Third Party Approvals; No Conflicts. Except as set forth in Schedule 3.03, the execution, delivery performance by, or enforcement against any Loan Party of this Agreement or any other Loan Document (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02, except (in the case of each of preceding clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, or imposition of Lien, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and its subsidiaries as of the respective dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. (b) The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of preceding clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. (c) The Borrower has heretofore furnished to the Lead Arrangers the consolidated pro forma balance sheet of Holdings and its Subsidiaries as at December 31, 2020, and the related consolidated pro forma statement of income of Holdings and its Subsidiaries as of and for the twelve-month period then ended (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of Holdings and its Restricted Subsidiaries as at December 31, 2020, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income). (d) Since December 31, 2020, there has been no Material Adverse Effect. Section 3.05 Properties. Each of Holdings, the Borrower and its Restricted Subsidiaries has good title to, or valid interests in, all its real and personal property material to its business, if any (including all of the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, no Loan Party owns in fee any Material Real Property. Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (b) Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Borrower, any basis to reasonably expect that Holdings, the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability. Section 3.07 Compliance with Laws. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.08 Investment Company Status. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time. Section 3.09 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings; provided that Holdings, the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10 ERISA. (a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws. (b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no ERISA Event has occurred during the six- year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur. (c) Except as would not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect, (i) each employee benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service; (ii) to the knowledge of Holdings and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status; and (iii) there are no pending or, to the knowledge of Holdings and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan. Section 3.11 Disclosure. Any of the confidential information memorandum, reports, financial statements, certificates or other written factual information (other than projections and information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished), when taken as a whole, when furnished do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered, it being understood that (i) any such projected financial information is merely a prediction as to future events and its not to be viewed as fact, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material. Section 3.12 Subsidiaries. As of the Closing Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each of its Subsidiaries in, each Subsidiary of Holdings.

Section 3.13 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of Holdings, the Borrower and its Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business substantially as currently conducted. No Intellectual Property used by Holdings, the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property of any Person, except for such infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Section 3.14 Solvency. Immediately after the consummation of each of the Transactions to occur on the Closing Date, after taking into account all applicable rights of indemnity and contribution, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, (b) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof, (c) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (d) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual pursuant to Financial Accounting Standards Board Statement No. 5). Section 3.15 Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in any documentation governing any Indebtedness that is subordinated in right of payment to the Loan Document Obligations and the Intercreditor Agreement applicable thereto. Section 3.16 Federal Reserve Regulations. None of Holdings, the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender or Issuing Bank) of the provisions of Regulations T, U or X of the Board of Governors. Section 3.17 Use of Proceeds. The Borrower will use the proceeds of (a) Initial Term Loans and Revolving Loans made on the Closing Date to directly or indirectly finance the Transactions and Transaction Costs and, (b) the Incremental Loans,Tranche A Term Loans for general corporate purposes and working capital, in each case, subject to the then-current Cash Flow Forecast (subject to Permitted Variances) and (c) the Revolving Loans and Swing Loans made, and Letters of Credit issued, after the Closing Date for general corporate purposes and any other purpose not prohibited by the terms of this Agreement; provided, however, up to no more than $5,000,000 of Revolving Loans may be incurred on the Closing Date to finance the Transactions and the Transaction Costs. Section 3.18 OFAC and PATRIOT Act. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries or their respective officers, directors or, to the knowledge of any Responsible Officer of Holdings or the Borrower, employees appears on, or is owned 50% or more or controlled by persons that appear on, the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”), is a person with which any U.S. person is prohibited from dealing under the laws of the United States, or is otherwise the target of Sanctions. Neither Holdings, the Borrower, nor any of its Registered Subsidiaries has in the last five years done or currently does business or conducts any transactions with any person that is the target of Sanctions in a manner that would result in a violations of applicable Sanctions. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries will directly or, to the knowledge of Holdings, the Borrower or such Restricted Subsidiary, indirectly use the proceeds from the Loans or the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the target of Sanctions, or is in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive economic sanctions administered or enforced by OFAC or any other Sanctions authority in each case, in violation of applicable Sanctions, or in any other manner that will result in a violation by any Person party hereto of Sanctions. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in violation in any material respect of Executive Order No. 13224 or the USA PATRIOT Act. Section 3.19 Foreign Corrupt Practices Act. (a) Since five years before the date of this Agreement, Holdings, the Borrower and its Restricted Subsidiaries, their respective directors and officers, and to the knowledge of Holdings and the Borrower, their respective agents and employees, have conducted their businesses in compliance in all material respects with Anti-Corruption Laws. (b) No part of the proceeds of the Loans or Letters of Credit will be used by Holdings, the Borrower or its Restricted Subsidiaries, directly or, to the knowledge of Holdings, the Borrower or such Restricted Subsidiaries, indirectly, in any manner that violates in any material respect any provision of applicable Anti-Corruption Laws.

Section 3.20 Security Interests. Once executed and delivered, each of the Security Documents creates, as security for the Secured Obligations, a valid and enforceable, and upon making the filings, recordings, and taking the other perfection steps, required by this Agreement and the applicable Security Documents, perfected security interest in and Lien on all of the Collateral described therein to the extent intended to be created thereby and required to be perfected therein, in favor of the Collateral Agent for the benefit of the Secured Parties, free and clear of all Liens (other than Liens permitted by Section 6.02), except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Section 3.21 Beneficial Ownership Regulation. As of the Closing Date, the information included in the Beneficial Ownership Certification of the Borrower, if applicable, is true and correct in material respects. Section 3.22 Employment. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings, the Borrower or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Borrower or any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, the Borrower or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any of its Restricted Subsidiaries, (iii) no union representation question exists with respect to the employees of Holdings, the Borrower or any of its Restricted Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to Holdings or the Borrower’s knowledge, threatened in writing against Holdings or any of its Restricted Subsidiaries and (v) no wage and hour department investigation has been made of Holdings, the Borrower or any of its Restricted Subsidiaries, except (with respect to any matter specified in clauses (i) – (v) above, individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect. ARTICLE IV CONDITIONS Section 4.01 Closing Date. The obligation of each Lender to make Loans and the obligations of each Issuing Bank to issue Letters of Credit hereunder on the Closing Date shall be subject to satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02): (a) The Administrative Agent (or its counsel) shall have received from each Loan Party either (i) a counterpart of this Agreement and each other Loan Document to be entered into on the Closing Date, each signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement and each other Loan Document. (b) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks and dated the Closing Date) of Skadden, Arps, Slate, Meagher & Flom LLP in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions. (c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section 4.01. (d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation. (e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Administrative Agent, each Lead Arranger and the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Engagement Letter or any Loan Document. (f) The Collateral and Guarantee Requirement (other than in accordance with Section 5.14) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby. (g) The Administrative Agent shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements. (h) The Administrative Agent shall have received a solvency certificate, in form and substance reasonably acceptable to the Administrative Agent, from the chief financial officer of the Borrower (or other authorized financial officer thereof reasonably acceptable to the Administrative Agent), dated the Closing Date, certifying that upon giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent.

(i) The Refinancing shall have been consummated, or substantially concurrently with the initial funding of Loans on the Closing Date, shall be consummated. (j) The representations and warranties of each Loan Party set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or in all respects, if any such representation or warranty is already qualified by materiality) on the Closing Date (unless such representations relate to an earlier date, in which case such representations shall have been true and correct in all material respects (or in all respects, as applicable) as of such earlier date). (k) The Administrative Agent and the Lead Arrangers shall have received, at least three (3) Business Days prior to the Closing Date, (i) all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) days prior to the Closing Date by the Administrative Agent or the Lead Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (ii) a customary “beneficial ownership” certification in relation to the Borrower to the extent requested by the Administrative Agent. (l) Since December 31, 2020, there shall not have occurred an event that has had, or would reasonably be expected to have, a Material Adverse Effect. (m) The Administrative Agent shall have received a Borrowing Request. (n) At the time of and immediately after giving effect to the making of such Loans and the issuance of such Letters of Credit hereunder on the Closing Date, no Default or Event of Default shall have occurred and be continuing. (o) The Administrative Agent shall have received the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the appropriate jurisdictions, tax and judgment lien searches and searches of registrations and applications for United States intellectual property at the United States Patent and Trademark Office and United States Copyright Office, together with copies of all such filings or other records disclosed by such search. For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the borrowing on the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such borrowing. Section 4.02 Each Credit Event. After the Closing Date, the obligation of each Lender and the Swing Line Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Closing Date), is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions, in each case subject Section 1.06: (a) theThe representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be; provided (i) that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further(ii) that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be. and (iii) with respect to any Borrowing of the Tranche A Term Loans, the Loan Parties shall represent that all representations and warranties set forth in the Loan Documents are true and correct pursuant to this Section 4.02(a), other than the representations under Section 3.14. (b) atAt the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing. (c) The Administrative Agent or, if applicable, the Swing Line Lender, shall have received a Borrowing Request in accordance with the requirements hereof or the Loan Parties shall have complied with the requirements of Section 2.03 or 2.04, as applicable, and (ii) the Administrative Agent and the relevant Issuing Bank shall have received a notice requesting the issuance of a Letter of Credit in accordance with the requirements Section 2.05. (d) Both before and after giving effect to such Borrowing, the Loan Parties shall be in compliance with the covenant set forth in Section 6.15. Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit (other than any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Closing Date) shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02. ARTICLE V AFFIRMATIVE COVENANTS From and after the Closing Date and until the Date of Full Satisfaction, each of Holdings and the Borrower covenants and agrees with the Lenders that: Section 5.01 Financial Statements and Other Information. Holdings or the Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) commencing with the financial statements for the fiscal year ending December 31, 2021, on or before the date that is ninety (90) days after the end of each fiscal year of Holdings, audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of Holdings and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any actual failure to satisfy a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and such Subsidiaries on a consolidated basis in accordance with GAAP consistently applied provided that no comparison required under this Section 5.01(a) shall be required to be made to any previous or preceding fiscal year during which a change in the fiscal year of Holdings was effected so long as such change in fiscal year is permitted under Section 6.11; (b) commencing with the financial statements for the fiscal quarter ending June 30, 2021, on or before the date that is forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (c) [reserved]; (d) to the extent applicable, simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information that explains in reasonable detail the differences (if any) between the information relating to Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand; (e) not later than five (5) days after any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate from a Financial Officer (i) certifying as to whether a Default or an Event of Default then exists and, if a Default or an Event of Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the Financial Performance Covenant and (B) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of Holdings ending

December 31, 2022, of Excess Cash Flow for such fiscal year, (iii) in the case of financial statements delivered under paragraph (a) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any event described in clause (a) of the definition of “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c) and (iv) a management discussion and analysis with respect to the financial information delivered pursuant to Section 5.01(a) or Section 5.01(b) above; (f) not later than sixty (60) days after the commencement of each fiscal year of Holdings (commencing with the fiscal year commencing on January 1, 2022), a detailed consolidated budget for Holdings and its Restricted Subsidiaries for such fiscal year (including, without limitation, (i) a breakdown on a quarterly basis of such annual budget for Holdings and its Restricted Subsidiaries and (ii) a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget); (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Company, Holdings, the Borrower or any Restricted Subsidiary (or, the Company) with the SEC or with any national securities exchange; (h) not later than five (5) Business Days after delivery of financial statements pursuant to Section 5.01(a), a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Paragraphs 1(a), 3, 4, 5, 6 and 7 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.01(h), and (ii) identifying any Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary or an Excluded Subsidiary during the most recently ended fiscal quarter; (i) promptly following any request in writing by the Administrative Agent or any Lender or Issuing Bank through the Administrative Agent therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender or Issuing Bank may reasonably request in writing and that any Agent, Lender or Issuing Bank reasonably determines is required by regulatory authorities under the Beneficial Ownership Regulation and applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act; and (j) after the Second Amendment Effective Date and during the PIK Repayment Period, (i) on the FridayWednesday of each calendar week (commencing on Friday, AugustWednesday, April 254, 20234), the Borrower shall deliver a variance report (“Variance Report”), in form acceptable to the Administrative Agent acting at the Direction of the Required

Tranche A Lenders in their sole discretion, setting forth (i) the actual cash receipts, expenditures and disbursements for the immediately preceding calendar week ending on Sunday and (ii) the variance in dollar amounts of the actual expenditures and disbursements (including debt service, professional fees and capital expenditures) for each weekly period ending on Sunday from those reflected for the corresponding period in the Cash Flow Forecast (such comparison, the “Variance”) and (iii) on the second FridayWednesday of each calendar month (commencing on the second FridayWednesday of SeptemberMay 20234), the Company shall deliver an updated Cash Flow Forecast adding an additional 4-week period (which period shall end on the immediately preceding Sunday); (k) not later than fifteen (15) Business Days after the end of each calendar month (commencing after August 31, 2023), a monthly operational report, including key performance indicators in the form agreed upon between the Borrower and the Lenders prior to the First Amendment Effective Date, and monthly financial reports, including balance sheet and unaudited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or a direct or indirect parent company thereof) filed with the SEC within the applicable time periods required by applicable law and regulations or (B) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings); provided that (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period). Documents required to be delivered pursuant to Section 5.01(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)) or the website of the SEC at www.sec.gov; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each

Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents. Notwithstanding anything to the contrary herein, neither Holdings nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s obligations under this Section 5.01) to any third party; provided that, if Holdings or any Subsidiary does not provide (or allow access to) information in reliance on the exclusions in this sentence, Holdings or such Subsidiary shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld and Holdings or such Subsidiary shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions or would not waive any such privilege. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Bookrunner, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC”. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 5.01(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any Material Non-Public Information.

Section 5.02 Notices of Material Events. Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following: (a) the occurrence of any Default or Event of Default; (b) to the extent permissible by Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Borrower or any Subsidiary, affecting Holdings, the Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability, in each case that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (d) the occurrence or existence of any event, condition or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 5.03 Information Regarding Collateral. Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization or the location of the chief executive office of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction. Section 5.04 Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, Intellectual Property and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings or the Borrower) that the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05 Payment of Taxes, etc. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay all Taxes (whether or not shown on a Tax return) and other assessments, charges and levies of Governmental Authorities imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by Holdings, the Borrower or any of its Restricted Subsidiaries and for which adequate reserves in accordance with GAAP have been maintained or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Section 5.06 Maintenance of Properties. Each of the Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.07 Insurance. (a) Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance (other than directors and officers policies, workers compensation policies and business interruption insurance) shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a customary lender loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Lenders as the lender loss payee or mortgagee thereunder. (b) If any portion of any improved Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Collateral

Agent and the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to the flood insurance so carried. Section 5.08 Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects in a manner to allow financial statements to be prepared in conformity with GAAP (or applicable local standards) consistently applied, which shall reflect all material financial transactions and matters involving the assets and business of Holdings, the Borrower or its Restricted Subsidiary, as the case may be. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further that (a) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants. Section 5.09 Compliance with Laws. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including Environmental Laws) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 5.10 Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the Initial Term Loans, together with the proceeds of any Revolving Loans in an aggregate amount not to exceed $5,000,000, to directly or indirectly finance the Transactions and directly or indirectly pay all or a portion of the Transaction Costs. The proceeds of the Tranche A Term Loans will be used only for general corporate purposes and working capital, in each case, subject to the then-current Cash Flow Forecast (subject to Permitted Variances). The proceeds of the Revolving Loans, Letters of Credit, and Swing Loans drawn after the Closing Date will be used only for ongoing working capital, capital expenditures, general corporate purposes and any other purpose not prohibited by this Agreement. Section 5.11 Additional Subsidiaries. (a) If (i) any additional Restricted Subsidiary is formed or acquired (including, without limitation by Division) after the Closing Date, (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary or (iii) if the Borrower, at its option, elects to cause a Domestic Subsidiary, or to the extent reasonably acceptable to the Administrative Agent, a Foreign Subsidiary to become a Subsidiary Loan Party, then, Holdings or the Borrower will, within forty- five (45) days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such newly formed or acquired Restricted Subsidiary is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Subsidiary or the Borrower has made such election, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within forty-five (45) days after such notice is or is required to be delivered (or such longer period as the Administrative Agent shall reasonably agree) and the Administrative Agent shall have received a completed Perfection Certificate (or supplement thereof) with respect to such Restricted Subsidiary signed by a Responsible Officer, together with all attachments contemplated thereby. (b) Within sixty (60) days (or such longer period as otherwise provided in this Agreement or as the Administrative Agent may reasonably agree) after Holdings or the Borrower identifies any new Material Subsidiary pursuant to Section 5.01(h), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, to the extent not already satisfied pursuant to Section 5.11(a). (c) Notwithstanding the foregoing, in the event any real property which would qualify as Material Real Property would be required to be mortgaged pursuant to this Section 5.11, Holdings or the Borrower shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such Material Real Property within ninety (90) days, following the formation or acquisition of such real property or such Restricted Subsidiary or the identification of such new Material Subsidiary, or such longer time period as agreed by the Administrative Agent in its reasonable discretion. Section 5.12 Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. (b) If, after the Closing Date, any material assets (other than Excluded Assets), including any owned (but not leased or ground-leased) Material Real Property or improvements thereto or any interest therein, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative

Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement,” all at the expense of the Loan Parties and subject to the last paragraph of the definition of “Collateral and Guarantee Requirement.” In the event any Material Real Property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 5.12 within 90 days following the acquisition of such Material Real Property or such longer time period as agreed by the Administrative Agent in its reasonable discretion. Section 5.13 [Reserved]Maintenance of Ratings. . The Borrower shall use commercially reasonable efforts to maintain a public and/or, at the Direction of the Tranche A Required Lenders, private corporate credit rating (but not any specific rating) from by S&P and Moody’s. Section 5.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods (i) after the Closing Date specified in Schedule 5.14 or, (ii) after the First Amendment Effective Date specified in Schedule 5.14(a) or (iii) after the Second Amendment Effective Date specified in Schedule 5.14(b) or, in eitherany case, such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date or, the First Amendment Effective Date or the Second Amendment Effective Date, as applicable, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14, Schedule 5.14(a) or Schedule 5.14(b) that would have been required to be delivered or taken on the Closing Date or, the First Amendment Effective Date or Second Amendment Effective Date, as applicable, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of “Collateral and Guarantee Requirement.” So long as the applicable Loan Parties shall have complied with the immediately preceding sentence, the representations and warranties contained in this Agreement and the other Loan Documents in respect of any action described on Schedule 5.14, Schedule 5.14(a) or Schedule 5.14(b) shall not be deemed violated solely due to the fact that any such action was not taken as of the Closing Date or, the First Amendment Effective Date or the Second Amendment Effective Date, as applicable (so long as any such representation and warranty with respect to any such action shall be true and correct in all material respects as of the date such action is taken (or was required to be taken as set forth in Schedule 5.14, Schedule 5.14(a) or Schedule 5.14(b) (or such later time as the Administrative Agent may have agreedagreed to at the Direction of the Required Lenders))). Section 5.15 Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws. (a) The Borrower will not, directly or, to the knowledge of Holdings and the Borrower, indirectly, use the proceeds of the Loans or the Letters of Credit or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of (i) funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions in each case, in violation of applicable Sanctions, or in any other manner that will result in a violation by any Person party hereto of Sanctions, or (ii) making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or in any other manner which would result in a violation, in any material respect, of any Anti-Corruption Laws. (b) Holdings, the Borrower and its Restricted Subsidiaries will comply in all material respects with the USA PATRIOT Act (to the extent applicable), applicable anti money- laundering laws, and Anti-Corruption Laws and applicable Sanctions, in any material respect. Section 5.16 Cost Savings Milestones. (a) On or prior to September 1, 2023, the Borrower shall deliver to the Lender a detailed cost reduction plan, including the proposed timeline to achieve such plan and shall provide for a minimum cost savings of $22.1 million (the “Proposed Cost Savings Plan”); which Proposed Cost Savings Plan shall become the definitive cost savings plan (the “Cost Savings Plan”) upon the approval of the Supermajority Lenders, which approval shall have been obtained no later than October 1, 2023 (“Outside Date”). (b) Upon approval of the Cost Savings Plan, no later than the Outside Date, the Borrower and the Loan Parties shall commence implementing the Cost Savings Plan. (c) No later than fifteen (15) Business Days after the end of each calendar month after the Outside Date, the Company shall deliver a Cost Savings Report, detailing the steps and cost saving measures achieved during such month. Unless otherwise agreed by the Supermajority Lenders, the Company shall be in compliance with the milestones and the timeline set forth in the Cost Savings Plan. Section 5.17 Independent Directors, Management. On or prior to September 1, 2023 and at all times thereafter, Holdings and Borrower shall have selected and appointed two Independent Directors acceptable to the Required Lenders to the Board of Directors of Holdings and the Borrower. The Loan Parties shall not take any actions or fail to take any action that would as a result thereby modify any Independent Director’s powers at any of the Loan Parties from such powers as existed on the date of this Agreement. Section 5.18 Lender Conference Calls. The Borrower shall host monthly, commencing on the first full month after the First Amendment Effective Date until the PIK Repayment Maturity Date, and thereafter, quarterly conference calls with Lenders to discuss (i) financial reports delivered pursuant to Section 5.01(k) and (ii) the financial condition and results of operations of Holdings and its Subsidiaries for the most recently ended period for which financial statements have been delivered pursuant to Section 5.01(a) and Section 5.01(b), at a date and time to be determined by the Borrower in consultation with the Administrative Agent.

Section 5.19 Continued Retention of Financial Advisor. The Borrower shall at all times until the PIK Repayment Maturity Date, retain a Financial Advisor. Section 5.20 Management Retention and Incentive Plan. The Loan Parties’ retention and incentive plan for management employees shall be reasonably acceptable to the Administrative Agent at the Direction of the Required Tranche A Lenders (the “Management Retention Plan”). The Loan Parties shall not make any payments to any management employees, other than payments of their monthly salaries and normal course commissions, except pursuant to the Management Retention Plan and in compliance with the Cash Flow Forecast (subject to Permitted Variances). ARTICLE VI NEGATIVE COVENANTS From and after the Closing Date and until the Date of Full Satisfaction each of Holdings (with respect to Sections 6.03(c) and (d) only) and the Borrower covenants and agrees with the Lenders that: Section 6.01 Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (i) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents; (ii) Indebtedness outstanding on the First Amendment Effective Date and listed on Schedule 6.01, including intercompany Indebtedness and any Permitted Refinancing thereof; (iii) Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04 (other than Section 6.04(u)), (B) no Guarantee by any Restricted Subsidiary of any Junior Financing or other Indebtedness for borrowed money of the Borrower or any other Loan Party shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement, and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the subordination of such Indebtedness; (iv) Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations on terms (i) at least as favorable to the Lenders as those set forth in the Intercompany Note or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v) (A) Indebtedness (including Capital Lease Obligations and purchase money indebtedness) of the Borrower or any Restricted Subsidiary financing the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets entered into prior to the First amendment Effective Date; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B)[reserved]; provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) (excluding any Capital Leases Obligations incurred pursuant to a sale and leaseback transaction permitted under Section 6.06) shall not exceed the greater of (A) $10,500,000 and (B) 15.0 % of Consolidated EBITDA for the most recently ended Test Period as of such time calculated on a Pro Forma Basis; (vi) Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes; (vii) Cash Management Obligations and other Indebtedness in respect of credit card programs created or contemplated by any agreements with Wells Fargo Bank, National Association or any of its Affiliates, and any third party administers or processors acting on its behalf; (viii) [reserved]; (ix) [reserved]; (x) [reserved]; (xi) Indebtedness in respect of Cash Management Obligations and other similar Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (xii) Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn- outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any Investment or any Disposition, in each case, permitted under this Agreement; (xiii) [reserved]; (xiv) [reserved]; (xv) [reserved]; (xvi) [reserved];

(xvii) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (xviii) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit; (xix) [reserved]; (xx) [reserved]; (xxi) [reserved]; (xxii) [reserved]; (xxiii) [reserved]; (xxiv) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims; (xxv) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice; (xxvi) (x) Indebtedness representing deferred compensation or stock- based compensation owed to employees, consultants or independent contractors of Holdings, the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice and (y) Indebtedness consisting of obligations of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries or other similar arrangements incurred by such Persons in connection with the Transactions or any Investment permitted by this Agreement; (xxvii) Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) to the extent permitted by Section 6.07(a); (xxviii) [reserved];

(xxix) Capital Lease Obligations arising under any sale-leaseback transaction permitted hereunder in reliance upon Section 6.05(f); (xxx) [reserved]; and (xxxi) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above. (b) The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is a Permitted Refinancing incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. Notwithstanding any other provision of this Section 6.1, the maximum amount of Indebtedness the Borrower and its Restricted Subsidiaries may incur pursuant to this Section 6.1 shall not be deemed exceeded by fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness. Section 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset (in either case) now owned or hereafter acquired by it, except: (i) Liens created under the Loan Documents; (ii) Permitted Encumbrances; (iii) Liens existing on the First Amendment Effective Date set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (v) (i) leases, or subleases that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor, sublessor or licensor under any lease, sublease, license or sublicense (other than leases constituting Capital Lease Obligations) entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased, subleased, licensed or sublicensed; (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry; (viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (ix) Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a); (x) (x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and (y) Liens granted by a Loan Party in favor of any other

Loan Party (other Holdings) so long as, in the case of this clause (y), such Liens are subordinated to the Liens of the Collateral Agents on terms reasonably satisfactory to the Administrative Agent; (xi) Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Closing Date, but prior to the First Amendment Effective Date, and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property and (C) if such Liens secure Indebtedness, the Indebtedness secured thereby is permitted under Section 6.01(a)(vii) or (viii); (xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business; (xiii) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of “Permitted Investments”; (xiv) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (xv) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (xvi) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located; (xvii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (xviii) Liens securing Cash Management Obligations or Indebtedness permitted by Section 6.01(vii); (xix) [reserved]; (xx) [reserved]; (xxi) [reserved];

(xxii) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder; (xxiii) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (xxiv) [reserved]; (xxv) [reserved]; and (xxvi) [reserved]. Section 6.03 Fundamental Changes; Line of Business; Holdings Covenant. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except with the consent of the Required Lenders, except that a Loan Party (other than Holdings and the Borrower) may merge into or consolidate or amalgamate with another Loan Party (other than Holdings), and a Foreign Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with another Foreign Subsidiary that is not a Loan Party: (i) [reserved] (b) The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing. (c) Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower (for the avoidance of doubt, Holdings shall not own or otherwise acquire the Equity Interests of any other Person), (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Guarantees of Indebtedness otherwise permitted to be incurred by the Borrower or any Restricted Subsidiary hereunder, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) receiving and making any dividend or distribution or other transaction similar to a Restricted Payment and not otherwise prohibited by Section 6.08 if Holdings was the Borrower, or any Investment in the Borrower, (vii) [reserved], (viii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes and tax distributions, (ix) providing indemnification to officers and members of the Board of Directors, (x) activities incidental to the consummation of the Transactions and (xi) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph. (d) Holdings will not own or acquire any material assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash and Permitted Investments, intercompany Investments permitted hereunder) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement). Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except: (a) Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice; (b) loans or advances to officers, members of the Board of Directors and employees of Holdings, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and such amounts shall not increase the Available Amount and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $1,000,000; (c) Investments by the Borrower in any Restricted Subsidiary that is a Loan Party and Investments by any Restricted Subsidiary in any of the Borrower or any other Restricted Subsidiary that is a Loan Party and Investment by a Foreign Subsidiary that is not a Loan Party in another Foreign Subsidiary that is not a Loan Party; (d) Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business; (e) Investments (i) existing or contemplated on the First Amendment Effective Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04; (f) Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes; (g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h) [reserved]; (i) [reserved]; (j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business; (k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (l) [reserved]; (m) [reserved]; (n) advances of payroll payments to employees in the ordinary course of business; (o) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof or the Company); (p) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Restricted Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Closing Date or that otherwise becomes a Restricted Subsidiary to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (q) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business; (r) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; (s) non-cash Investments in connection with bona fide tax planning and reorganization activities; provided that after giving effect to any such non-cash Investments, the security interests of the Lenders in the Collateral, taken as a whole, and the Guarantees by the Loan Parties under the Guarantee Agreement, would not be materially impaired; (t) [reserved];

(u) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.07, respectively; (v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower; (w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business; (x) [reserved]; (y) [reserved]; (z) [reserved]; (aa) [reserved]; (bb) Investments arising as a result of sale-leaseback transactions permitted by Section 6.06; and (cc) [reserved]. Section 6.05 Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except: (a) Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and its Restricted Subsidiaries (including disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, or where determined by Borrower or such Restricted Subsidiary in its reasonable business judgment that such discontinuance is desirable in the conduct of its business); (b) Dispositions of inventory and other assets in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (d) Dispositions of property (i) to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party and (ii) between Restricted Subsidiaries that are not Loan Parties; (e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04 (other than Section 6.04(u)), Restricted Payments (other than by reference to this Section 6.05) permitted by Section 6.07 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e); (f) Dispositions of property pursuant to sale-leaseback transactions permitted by Section 6.06; (g) Dispositions of Permitted Investments; (h) Dispositions or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof (including sales to factors or other third parties) and not as part of any financing transactions; (i) leases, subleases, service agreements, or product sales, in each case that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole; (j) non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business; (k) transfers of property subject to Casualty Events; (l) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Dispositions of property to Persons other than Holdings, the Borrower or Restricted Subsidiaries for fair market value in a single transaction or series of transactions involving not more than $4 million (as reasonably determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 6.05; provided that with respect to any Disposition (or series of related Dispositions) pursuant to this clause (l) the Borrower or any Restricted Subsidiary shall receive not less than 100% of such consideration in the form of cash and, provided further that (A) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $2 million, approval by the Independent Directors (as evidenced by a Board Resolution) shall be required, and (B) the proceeds of such Disposition shall be applied pursuant to Section 2.11(b); (m) [reserved]; (n) any Disposition of a Specified Subsidiary;

(o) [reserved]; (p) [reserved]; (q) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; (r) [reserved]; (s) to the extent allowable under Section 1031 of the Code (or any comparable or successor provision), any exchange of like property (excluding any boot thereon). Section 6.06 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any tangible property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair market value (as determined in good faith by the Borrower) of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that sale and leasebacks in an aggregate amount not to exceed $1,000,000 at any time outstanding shall be permitted hereunder. Section 6.07 Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except: (i) each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests; (ii) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person (other than Disqualified Equity Interests); (iii) [reserved]; (iv) [reserved];

(v) [reserved]; (vi) the Borrower and its Restricted Subsidiaries may make the following Restricted Payments in cash to Holdings: (A) to make distributions solely in respect of ordinary course income taxes pursuant to Section 5.2(a) of that certain Amended and Restated Limited Liability Company Agreement of Holdings (the “Holdings LLC Agreement”), dated as of July 15, 2020, by and among Holdings, Digital Media Solutions, Inc., Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, CEP V DMS US Blocker Company, Joseph Marinucci, Luis Ruelas, Fernando Borghese, Matthew Goodman, David Shteif, Jonathan Katz and other parties from time to time party thereto (as in effect on the Closing Date); provided, however, that any such distributions that are further distributed by Holdings (directly or indirectly) to Digital Media Solutions, Inc. or CEP V DMS US Blocker Company (each, a “DMS Recipient”) in respect of taxes owed by such DMS Recipient shall be paid by such DMS Recipient over to the appropriate taxing authority within thirty (30) days of such DMS Recipient’s receipt thereof, or shall be refunded to Holdings in accordance with the Holdings LLC Agreement and subsequently contributed to the Borrower (collectively, “Tax Distributions”); provided, further, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, without the prior written consent of the Supermajority Lenders, neither the Borrower nor any of its Restricted Subsidiaries shall make any distributions or payments to Holdings (or any other direct or indirect parent of the Borrower), pursuant to this Section 6.07(a)(vi) or otherwise, in respect of allocations of or Taxes due or expected to be due in connection with cancellation of debt income or other item of income or gain resulting from the First Amendment or other modification of indebtedness of Holdings or its Subsidiaries; (B) to pay (or to make payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business and consistent with past practices and that are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings, the Borrower and its Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of the Borrower and its Restricted Subsidiaries and (y) otherwise permitted to be paid by the Borrower and its Restricted Subsidiaries under this Agreement, (4) [reserved] and (5) amounts that would otherwise be permitted to be paid pursuant to Section 6.08(iii) or (xi);

(C) to pay (or to make payments to allow any direct or indirect parent of Holdings to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence; (D) [reserved]; (E) to pay (or to make payments to allow Holdings or any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering not prohibited by this Agreement; (F) to pay (or to make payments to allow any direct or indirect parent of Holdings to pay) customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrower and its Restricted Subsidiaries consistent with past practices;; and (G) to make payments permitted by clause (b)(v) of this Section 6.07; (H) to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Investment and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; (vii) [reserved]; (viii) [reserved]; (ix) [reserved]; (x) [reserved]; (xi) [reserved]; (xii) [reserved]; (xiii) [reserved]; (xiv) [reserved]; and (xv) [reserved]. (b) The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except: (i) (a) payment of regularly scheduled interest and principal payments, (b) to the extent such Junior Financing has such provisions which are permitted by the terms of this Agreement, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal, premium and interest, and (c) payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof; (ii) Permitted Refinancings of Junior Financings to the extent permitted by Section 6.01; (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies and any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code or any successor provision so long as any such payment is made no earlier than when and to the extent required by such section or any successor provision; (iv) [reserved]; (v) payments made in connection with the Transactions; and (vi) [reserved]; (vii) [reserved]; (c) The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) to Holdings or its parent, the proceeds of which would be used to fund any redemption or other dividends or payments of Holdings’ Series A Convertible Redeemable Preferred Stock or Series B Convertible Redeemable Preferred Stock; for the avoidance of doubt, it being understood and agreed that Holdings and/or its direct and indirect equity holders may enter into agreements or arrangements with holders of Series A Convertible Redeemable Preferred Stock or Series B Convertible Redeemable Preferred Stock so long as (i) no cash payment or cash distribution is made from the Borrower or the Borrower's Subsidiaries and (ii) such agreements and arrangements shall not be materially adverse to the interest of the Lenders. Section 6.08 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) (A) transactions between or among the Borrower or any Restricted Subsidiary (other than Best

Rate) or any entity that becomes a Restricted Subsidiary (other than Best Rate) as a result of such transaction to the extent such transactions are not prohibited hereunder and (B) transactions involving aggregate payment or consideration of less than $1,000,000, (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv)[reserved], (v) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (vii) payments by the Borrower and its Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, to the extent such payments are permitted by Section 6.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.07, (xi) reasonable payments to or from, and transactions with, any joint venture in the ordinary course of business and (xii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party. Section 6.09 Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of (i) any Restricted Subsidiary of the Borrower that is not a Subsidiary Loan Party to make Restricted Payments to the Borrower or any Subsidiary Loan Party, or (ii) any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to: (a) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document and (3) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) and (2) above; (b) customary restrictions and conditions existing on the Closing Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder; (d) customary provisions in leases, licenses and other contracts restricting the assignment thereof; (e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than any secured Indebtedness referred to in clause (a) above) to the extent such restriction applies only to the property securing such Indebtedness; (f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary; (g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries; (h) customary restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances); (i) restrictions set forth on Schedule 6.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition; (j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04; (k) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto; (l) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any Restricted Subsidiary; (m) customary net worth provisions contained in real property leases entered into by Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations; and

(n) customary restrictions that arise in connection with any Lien permitted by Sections 6.02(vii), (viii), (xiii), (xiv), (xv) or clause (q) of the definition of “Permitted Encumbrance” and relate to the property subject to such Lien Section 6.10 Amendment of Junior Financing: Negative Pledge: Negative Pledge. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify any documentation governing any Junior Financing, in each case, to the extent the terms of such amendment or modification is not materially adverse to the Lenders. (b) The Borrower will not, and will not permit any Restricted Subsidiary to, grant a Lien over the assets of the ClickDealer Entities (other than Permitted Encumbrances or Lien for the benefit of the Lenders). Section 6.11 Financial Performance Covenant. (a) The Borrower will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2024) to exceed (a) 15.6:1.0 for the quarter ending March 31, 2024; (b) 10.6:1.0 for the quarter ending June 30, 2024; (c) 8.3:1.0 for the quarter ending September 30, 2024; (d) 7.1:1.0 for the quarter ending December 31, 2024; (e) 7.0:1.0 for the quarter ending March 31, 2025; (f) 7.0:1.0 for the quarter ending June 30, 2025; (gb) 7.0:1.0 for the quarter ending September 30, 2025; and (hc) with respect to each fiscal quarter ending on or after December 31, 2025, 6.9:1.0. (b) The Loan Parties shall not permit Liquidity of the Loan Parties to be less than (i) during the period of time commencing on the First Amendment Effective Date and ending on (but excluding) December 31, 2023, $9,000,000 and, (ii) from and after December 31, 2023, until (but excluding) the Second Amendment Effective Date, $10,000,000, and (iii) from and after the Second Amendment Effective Date, $5,000,000. Section 6.12 Changes in Fiscal Year; Accounting Principles. The Borrower will not make (i) any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year and (ii) any change in its method of accounting or accounting principles from those utilized in the preparation of the Audited Financial Statements (other than in accordance with GAAP or otherwise approved by the Administrative Agent). Section 6.13 Amendments of Organizational Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify its Organizational Documents in a manner materially adverse to the Lenders. Section 6.14 Corporate Governance. .

(a) The Board of Directors of Holdings and Borrower may not increase the number of Directors which shall constitute the Board of Directors without approval by both of the Independent Directors. (b) The Board of Directors of Holdings and Borrower shall review and approve the hiring by the Borrower or any of its Subsidiaries of any employees, consultants or independent contractors, whose total compensation would amount to more than $250,000 per year. Section 6.15 Permitted Variances. So long as any principal of or interest on any Term Loan or Revolving Loan (whether or not due) shall remain unpaid or any Lender shall have any Term Commitment or Revolving Commitment hereunder, each Loan Party shall not, unless the Administrative Agent acting at the Direction of the Required Tranche A Lenders shall otherwise consent in writing, permit a Variance during any Variance Testing Period (i) in respect of the total aggregate amount of Company Disbursements to be more than 15% in excess for the of the amount of Company Disbursements forecasted in the Cash Flow Forecast applicable during such Variance Testing Period or (ii) in respect of the aggregate Net Cash Receipts (a) during the two week period after the Second Amendment Effective Date, to be less than 80%, for the trailing two week period, of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such Testing Period, (b) during the three week period after the Second Amendment Effective Date, to be less than 82.5%, for the trailing three week period, of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such Testing Period and (c) during the four week period after the Second Amendment Effective Date and thereafter, to be less than 85%, for the trailing four week period, of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such Testing Period. Any Variance that is permitted pursuant to the foregoing clauses (i) and (ii) shall be referred to herein as a “Permitted Variance”. Notwithstanding anything herein, for purposes of calculating the Variance amount pursuant to this Section 6.15, expenditures and disbursements shall not include any provisional fees incurred in connection with a litigation proceeding. This Section 6.15 may be amended or waived by the Administrative Agent at the Direction of the Required Tranche A Lenders. Section 6.16 Dormant Entity. Until all Loan Document Obligations hereunder and under the other Loan Documents are paid in full, the Loan Parties agree that, unless at any time the Administrative Agent at the Direction of the Required Lenders shall otherwise expressly consent in writing, it will cause Best Rate to not, and not permit Best Rate to, (a) engage in any business or other commercial activities, (b) own any assets or property, (c) incur any indebtedness, contingent liability or other liabilities or contractual obligations, or (d) grant any Liens over any of its assets or property, other than the maintenance of its corporate existence, and activities and contractual rights incidental thereto.

ARTICLE VII EVENTS OF DEFAULT Section 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur: (a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; (d) (i) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of Holdings and the Borrower), 5.10, 5.19, 5.20 or in Article VI (other than the Financial Performance Covenant) or (ii) Holdings or any of the Restricted Subsidiaries shall fail to observe or perform any of the Financial Performance Covenant; provided that any Event of Default under Section 6.11(b) is subject to cure as provided in Section 7.02; (e) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in in (i) Section 5.1(j), and such failure shall continue unremedied for a period of two (2) Business Days, (ii) Sections 5.1(k) or 5.16, and such failure shall continue unremedied for a period of five (5) Business Days, (iii) Section 5.17, and such failure shall continue unremedied for a period of ten (10) Business Days, or (iv) any Loan Document (other than those specified in paragraph (a), (b), (d) (e)(i), (e)(ii) or (e)(iii) of this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower; (f) Holdings, the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); (g) any default occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event); (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower, any Subsidiary Loan Party or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary Loan Party or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered; (i) Holdings, the Borrower, any Subsidiary Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary Loan Party or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; (j) one or more enforceable final non-appealable judgments for the payment of money in an aggregate amount of $5,000,000 or more (to the extent not paid or covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Borrower and any of the Restricted Subsidiaries or any combination thereof and the same shall remain unvacated and undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed or bonded pending appeal; (k) one or more ERISA Events occur that have resulted or would reasonably be expected to result in a Material Adverse Effect; (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; (m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason not be (or asserted in writing by any Loan Party not to be) a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder; (n) any Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect in any material respect (in each case, other than in accordance with the terms of the Loan Documents); (o) a Change of Control shall occur; or (p) any Intercreditor Agreement shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) or the security interest of the Collateral Agent in any substantial portion of the Collateral shall for any other reason cease to be pari passu or senior to the security interest of any other lender or agent in the Collateral in respect of any Indebtedness that in accordance with the terms of this Agreement is required to be secured by a pari passu or junior lien on the Collateral, or, in either case, any Loan Party shall so assert in writing, then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05, and (iv) exercise (or direct the Collateral Agent to exercise) any and all rights and remedies under the Security Documents, the Guarantee Agreement, the other Loan Documents and applicable law, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower and each other Loan Party; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall immediately automatically become due and payable, and the deposit of the such cash collateral in respect of LC Exposure shall immediately and automatically become due and payable and the deposit of the such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Holdings, the Borrower and each other Loan Party.

Section 7.02 Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Loan Parties fail to comply with the requirements of the Liquidity Covenant pursuant to Section 6.11(b), at any time after the date of such failure until the expiration of seven (7) Business Days subsequent to such date (such period, the “Cure Period”), Holdings shall have the right to issue Qualified Cure Right Equity Interests (other than to the Borrower or a Subsidiary) for cash in the amount of such deficiency which Holdings shall contribute as cash common equity to the Borrower (the “Cure Right”), and upon the receipt by the Borrower of the cash proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, the Liquidity Covenant shall be recalculated for such date and the Liquidity for purpose of the period that is subject to the Cure Right shall be deemed to be increased by the amount of such cash proceeds. If after giving effect to such recalculation and such increase, the Borrower shall then be in compliance with the requirement of the Liquidity Covenant pursuant to Section 6.14 with respect to the period subject to the Cure Right, the applicable breach or Default or Event of Default of the Liquidity Covenant that had occurred shall be deemed cured for purposes of this Agreement. Notwithstanding anything to the contrary, until the expiration of the applicable Cure Period, none of the Administrative Agent, the Collateral Agent or the Lenders shall be permitted to accelerate Loans held by them or to exercise remedies against the Collateral solely on the basis of a failure to comply with the requirements of the Liquidity Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the end of the applicable Cure Period. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any Loan Party (i) redeem, retire, acquire or repurchase any Equity Interests with the proceeds of any Cure Amount or otherwise distribute any Cure Amount contributed thereto to any of its equity holders or (ii) redeem, retire, acquire or repurchase any Qualified Cure Right Equity Interests prior to the Latest Maturity Date. Section 7.03 Application of Proceeds. (a) After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in accordance with Section 47.023 of the Collateral Agreement(b) and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Subsidiary Loan Party shall not be paid with amounts received from such Subsidiary Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 47.023 of the Collateral Agreement(b) and/or the similar provisions in the other Security Documents. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent first, to the payment of all Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent and its Affiliates under Section 9.03, including without limitation, all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Agent in connection with such collection, foreclosure, realization or sale or otherwise in connection with the Collateral Agreement, any other Loan Document or any of the Secured Obligations, including all reasonable and documented or invoiced out-of-pocket court costs and the fees and expenses of its agents and legal counsel (limited to one outside counsel in each relevant jurisdiction (and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction)) the repayment of all advances made by each Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document; second, to the payment in full of any unfunded advance/participation (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swing Line Lender and the Issuing Banks on a pro rata basis in accordance with the amount of such unfunded advance/participation owed to them on the date of the relevant distribution); third, to the payment in full of the Tranche A Term Loan (the amounts so applied to be distributed among the Tranche A Lenders pro rata in accordance with the amounts of such Tranche A Term Loans owed to them on the date of any such distribution); fourth, to the payment in full of the Tranche B Term Loan (the amounts so applied to be distributed among the Lenders entitled thereto pro rata in accordance with the amounts of such Tranche B Term Loans owed to them on the date of any such distribution); fifth, to the payment in full of the other Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such other Secured Obligations owed to them on the date of any such distribution); sixth, to any agent of any other junior secured debt, in accordance with any applicable Intercreditor Agreement; and seventh, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, the priority of payments in Section 4.02 of the Collateral Agreement shall be amended and superseded by this Section 7.03(b).

ARTICLE VIII ADMINISTRATIVE AGENT Section 8.01 Appointment and Authority. (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints Truist to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Collateral Agent (including through its agents or employees) to execute, deliver and administer the Loan Documents and to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Collateral Agent, the Lenders and the Issuing Banks, and none of Holdings, the Borrower or any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except as otherwise provided in Section 8.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender and the Issuing Banks for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent and the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Section 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent and the term “Lender”, “Lenders” or “Issuing Bank” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks. Section 8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; provided that the Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuing Bank; and (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Each party to this Agreement acknowledges and agrees that the Administrative Agent and the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other Collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent and the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by any such service provider. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation or determination of (x) the Revolving Exposure or the component amounts thereof, (y) the Effective Yield or (z) the terms and conditions of any Intercreditor Agreement. Section 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article and the indemnity provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any of its subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06 Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph or as otherwise provided below in this paragraph, the Administrative Agent may resign upon thirty (30) days’ notice to the Lenders, the Swing Line Lender, the Issuing Banks and the Borrower and such notice shall also be effective in respect of its roles as Collateral Agent unless the Administrative Agent otherwise agrees in writing. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, the Swing Line Lender and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice. If the Person serving as Administrative Agent is subject to an Agent-Related Distress Event, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Any resignation by Truist as Administrative Agent pursuant to this Section shall also constitute its (or its Affiliate’s) resignation as Issuing Bank and Swing Line Lender. If Truist resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding reimbursement obligations pursuant to Section 2.05. If Truist resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.04. Upon the appointment by the Borrower of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender (or an Affiliate of a Lender) other than a Defaulting Lender), but otherwise subject to the immediately two preceding sentences, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and/or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder and under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Truist to effectively assume the obligations of Truist with respect to such Letters of Credit. Section 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and Issuing Bank acknowledges that the Administrative Agent and its Affiliates have not made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or any Issuing Bank, the Administrative Agent shall not have any duty or responsibility (either express or implied) to provide any Lender or Issuing Bank with any credit or other information concerning any Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of the Administrative Agent or any of its Affiliates. Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date. Except as otherwise provided in Section 8.10, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or the Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent or the Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions. In furtherance of the foregoing and not in limitation thereof, no Swap Agreement or Cash Management Services the obligations under or in respect of which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement or a provider of such Cash Management Services shall be deemed to have appointed the Administrative Agent and the Collateral Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. Notwithstanding any other provision of this Section to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Swap Agreement or Cash Management Services the obligations under or in respect of which constitute Secured Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party that is a party thereto.

Section 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Bookrunner nor any person named on the cover page hereof as a Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank hereunder. Each of the Lenders, Issuing Banks and other Secured Parties irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent, as applicable, shall (a) release and terminate, or to confirm or evidence any automatic release and termination of, any Guarantees and Liens created under the Loan Documents as provided in Section 9.14 or in any other Security Document and (b) subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Section 6.02. Section 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit outstanding and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Issuing Bank and each Secured Party to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding. Section 8.10 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Section 8.11 Withholding Taxes. To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.17 and without limiting any obligation of the Loan Parties to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, the term “Lender” in this Article VIII shall include any Issuing Bank. Section 8.12 Erroneous Payment. (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.12(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 90 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting Section 8.12(a) above, each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of the immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b). (c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under Section 8.12(a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 8.12(a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the

Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX MISCELLANEOUS Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows: (i) if to Holdings, the Borrower, the other Loan Parties, the Administrative Agent or the Issuing Banks, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01, as updated from time to time, upon written notice to the Administrative Agent; and (ii) if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain Material Non-Public Information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; any notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower or any of their Affiliates or any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and each Issuing Bank may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each Issuing Bank. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. (e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances. (b) Except as provided in Section 2.24 with respect to any Permitted Amendment, nNeither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the reimbursement obligations of the Borrower for the LC Exposure at such time (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal) or reduce the rate of interest thereon, or reduce any premiums or fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Total Net Leverage Ratio, Senior Secured Net Leverage Ratio or First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees for purposes of this clause (ii)); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(d), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal or an extension of any maturity date, date of any scheduled amortization payment or date for payment of interest or fees), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest, premium or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (it being understood that a waiver of any Default or Event of Default shall not constitute an extension of any maturity date, date of any scheduled amortization payment or date for payment of interest, premium or fees) without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby; provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) change the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Tranche A Lenders”, “Supermajority Lenders”, “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents or subordinate such Liens except as otherwise expressly permitted hereunder, without the written consent of each Lender (other than a Defaulting Lender), except as expressly provided in the Loan Documents, (viii) modify the definition of “Applicable Percentage”, the provisions of Section 2.18 or any other provision of this Agreement relating to pro rata sharing or payments without the consent of each Lender (other than a Defaulting Lender), (ix) modify the provisions of Section 7.03 of this Agreement or Section 4.02 of the Collateral Agreement without the consent of each Lender (other than a Defaulting Lender), (x) amend, modify or waive the provisions of Sections 5.16, 6.01 (including an amendment that would permit incremental Indebtedness entered into for purposes of modifying the voting threshold), 6.02, 6.04, 6.05 and 6.07 without the consent of the Supermajority Lenders, (xi) subordinate the payment priority of the Loan Document Obligations or subordinate the Lien granted to the Collateral Agent (for the benefit of the Secured Parties) in the Collateral without the consent of each Lender affected thereby, (xii) modify any provision of any Loan Document that relates to any rights, duties or discretion of the Agent without the consent of the Agent, (xiii) (x) amend, modify or waive any condition precedent set forth in Section 4.02 as it pertains to any Revolving Loan or, Swing Loan Tranche A Term Loan or Tranche B Term Loan without the consent of as it pertains to Revolving Loans, the Required Revolving Lenders and, as it pertains to Swing Loans, the Swing Line Lender and, as it pertains to Tranche A Term Loans and Tranche B Term Loans, the Required Tranche A Lenders (it being understood and agreed that the waiver of any Default or Event of Default shall only require the consent of the Required Lenders) and (y) amend, modify or waive any condition precedent set forth in Section 4.02 as it pertains to the issuance of any Letter of Credit by any Issuing Bank without the consent of the relevant Issuing Bank and the Required Revolving Lenders (it being understood and agreed that the waiver of any Default or Event of Default shall only require the consent of the Required Lenders); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Swing Line Lender or such Issuing Bank, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any mistake, ambiguity, omission, defect or inconsistency if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following the Lenders’ receipt of notice thereof and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (I) to comply with local law or advice of local counsel, (II) to cure ambiguities, defects or inconsistencies if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following the Lenders’ receipt of notice thereof, or (III) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. (c) [reserved]. (d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay, if the Closing Date occurs, (i) all reasonable and documented and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication) limited, in the case of (x) legal fees and expenses, to, the reasonable, documented and invoiced fees, disbursements and other charges of White & Case LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel, one foreign counsel and one regulatory counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or reasonably potential conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel (and, to the extent reasonably determined by the Administrative Agent to be necessary, one additional conflicts local counsel, foreign counsel and regulatory counsel in each applicable jurisdiction) for the affected Indemnitees similarly situated and such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), in each case for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, and the preparation, negotiation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (or proposed amendments, modifications or waivers of the provisions thereof), (ii) all reasonable and documented and invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented and invoiced out-of- pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, disbursements and other charges of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement, protection or preservation of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section 9.03 or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including, through the PIK Repayment Maturity Date, the fees, charges and disbursements of counsel and any advisors to the adAd hHoc gGroup of Lenders, including Ropes & Gray LLP and F T I Consulting, Inc.Advisors); provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) (and, in the case of an actual or reasonably potential conflict of interest, where the Administrative Agent, each Issuing Bank or any Lender affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel (and, to the extent reasonably determined by the Administrative Agent to be necessary, one additional conflicts local counsel, foreign counsel and regulatory counsel in each applicable jurisdiction)) and such other counsel as may be retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed). (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, each Lead Arranger, each Bookrunner, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented and invoiced out-of-pocket fees and expenses (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, disbursements and other charges of one counsel for all Indemnitees) and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel, one foreign counsel and one regulatory counsel in each relevant material (and in the case of an actual or potential conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel (and one additional conflicts local counsel, foreign counsel and regulatory counsel in each applicable jurisdiction)) for the affected Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document, the Engagement Letter or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby or the syndication of the credit facilities provided for herein, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned, leased or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, to the extent such losses, claims, damages, liabilities, costs or related expenses incurred by or asserted against any Indemnitee under this clause (iii) are related to, or otherwise arise out of, the relationship formed between such Indemnitee and Holdings, the Borrower or any of their Subsidiaries under the Loan Documents or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary or their Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) arise from disputes between or among Indemnitees (other than disputes involving claims against the Administrative Agent, any Lead Arranger, any Bookrunner, or any Issuing Bank, in each case, in their respective capacities) that do not involve an act or omission by Holdings, the Borrower or any Subsidiary or Affiliate thereof. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such

Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)). (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential, incidental, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. (e) All amounts due under this Section 9.03 shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate or designee of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, each Issuing Bank and the Swing Line Lender and the acknowledgement of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or designee of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Indemnitees, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees (provided that, in the case of the Disqualified Lender prong of the definition of “Eligible Assignee”, only to the extent such list of Disqualified Lenders has been made available to all Lenders or the inclusion of a potential assignee on such list has been disclosed to any such potential assignee upon request) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (w) by a Lead Arranger (or its affiliate) to the extent that an assignment by such Lead Arranger (or such affiliate) is made in the primary syndication to Eligible Assignees to whom the Borrower has consented or to any other Lead Arranger (or its affiliate), (x) by a Lender to any Lender or an Affiliate of any Lender, (y) by a Term Lender to an Approved Fund or (z) to any Eligible Assignee if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; provided further that (x) no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless the assignment to such assignee is made with the Borrower’s prior written consent (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described in such Sections resulting from Change in Law after the date of the respective assignment) and (y) the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) subject to Section 9.04(g), Holdings, the Borrower or any of its Subsidiaries and (C) solely in the case of Revolving Loans and Revolving Commitments, the Swing Line Lender and each Issuing Bank (not to be unreasonably withheld or delayed); provided that, for the avoidance of doubt, no consent of the Swing Line Lender or any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment within five (5) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of Revolving Loans, not be less than $2,500,000 or, in the case of aan Initial Term Loan, $1,000,000 or in the case of a Tranche A Term Loans, $500,000, unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender (only to the extent such list of Disqualified Lenders has been made available to all Lenders or the inclusion of a potential assignee on such list has been disclosed to any such potential assignee upon request); provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04. (iv) The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and as the owner of such Loan, Commitment or other interest, as applicable, for all purposes of the

Loan Documents, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender (solely with respect to its own interests), at any reasonable time and from time to time upon reasonable prior written notice. Notwithstanding anything to the contrary contained herein, each Loan Party and the Lenders acknowledge and agree that in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Person is a Disqualified Lender or have any liability with respect to or arising out of (x) any assignment or participation made to a Disqualified Lender unless the Borrower has not consented to such assignment or participation or is not deemed to have consented to such assignment to the extent required by Section 9.04(b) or (y) any disclosure of confidential information by the Lenders to a Disqualified Lender. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary contained herein, the Administrative Agent shall have no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed by the Administrative Agent pursuant to procedures approved by it. (c) (i) Any Lender may, without the consent of Holdings, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof and Section 2.19, it being understood that any documentation required by Section 2.17(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement and the other Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and the other Loan Documents notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under the Loan Documents) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that any Loan or other obligation under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version) for U.S. federal income tax purposes. (iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (f) [Reserved]. (g) Any Lender may, at any time, assign all or a portion of its Term Loans (but not Revolving Loans or Revolving Commitments) to Holdings or any of its Subsidiaries, through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.11(a)(ii) or other customary procedures acceptable to the Administrative Agent and/or (y) [reserved]; provided that (i) the Borrower shall not make any Borrowing of Revolving Loans or Swing Loans to fund such assignment, (ii) any Term Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Term Loans then outstanding shall be reduced by an amount equal to the principal amount of such Term Loans, (iii) no Event of Default shall have occurred and be continuing or would result therefrom and (iv) each Lender making such assignment to Holdings or any of its Subsidiaries acknowledges and agrees that in connection with such assignment, (1) Holdings or its Subsidiaries then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the Administrative Agent or the other Lenders. (h) Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Borrower; provided that, upon request by (x) any Lender to the Administrative Agent, the Administrative Agent shall be permitted to disclose to such Lender the list of Disqualified Lenders and, in any event, the Administrative Agent shall be entitled to post such list to the Lenders generally or (y) any potential assignee as to whether its name is included on the list, the Administrative Agent shall be permitted to inform such potential assignee as to whether its name is so included; provided further that inclusion on the list of Disqualified Lenders shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments if such

Person was not included on the list of Disqualified Lenders at the time of such assignment or participation. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the Administrative Agent: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(i) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II. (i) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Holdings or its Subsidiaries pursuant to Section 10.9 and each principal repayments installment with respect to the Term Loans of such Class pursuant to Section 2.8(a) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled) (j) Any purchase of Term Loans pursuant to this Section 9.04 shall not constitute voluntary or mandatory payment or prepayment under this Agreement. Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f). Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates and each Issuing Bank and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender and its Affiliates or such Issuing Bank and its Affiliates to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party then due and owing under this Agreement or the other Loan Documents held by such Lender and its Affiliates or Issuing Bank and its Affiliates, irrespective of whether or not such Lender and its Affiliates or Issuing Bank and its Affiliates shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank or Affiliates different from the branch or office holding such deposit or obligated on such Indebtedness and although such obligations may be contingent or unmatured or denominated in a currency different than of the actual deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower). Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and each other Loan Document and the rights and obligations of the parties hereunder and thereunder, including (but not limited to) the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, and whether arising in contract or tort or otherwise, shall, except as otherwise provided in any Mortgage, be construed in accordance with and be governed by the law of the state of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, Borough of Manhattan and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction. (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.12 Confidentiality. (a) Each of the Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ respective directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process or in connection with the exercise of remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that (x) solely to the extent permitted by law and other than in connection with disclosures required in the ordinary course by law or regulation and audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding and (y) in the case of preceding clause (ii) only, each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by (or on behalf of) Holdings, the Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (v) if required by any rating agency on a customary basis, (vi) to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the Loan Documents and the facilities (e.g., identities of parties, maturity dates, interest rates, etc.) on a confidential basis, (vii) [reserved], (viii) to the extent such Information (w) becomes publicly available other than as a result of a breach of this Section 9.12 or (x) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation, (y) was independently developed by the Administrative Agent, any Issuing Bank, any Lender or any Affiliate thereof or (z) was available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate thereof on a non-confidential basis prior to its disclosure to any such Person, or (ix) with the Borrower’s prior written consent. For the purposes hereof, “Information” means all information received from or on behalf of Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Lender that constitutes a Disqualified Lender at the time of such disclosure without the Borrower’s prior written consent. Without limiting anything in this Section, and notwithstanding anything herein to the contrary, the Administrative Agent, each Issuing Bank and each Lender may also (x) disclose the existence of this Agreement and the information about this Agreement to market data collectors and similar services providers to the lending and industry (including for league table designation purposes) and to service providers to the Administrative Agent, such Issuing Bank or such Lender, as applicable, in connection with the administration and management of this Agreement and the other Loan Documents (provided that such information is limited to information about this Agreement), and (y) place (at its own expense) advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in the form of a “tombstone” or otherwise describing the names of Borrower, Sponsor and their respective Affiliates (or any of them), and the type and closing date with respect to the transactions contemplated hereby. (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON- PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE

QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. Section 9.13 USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that (a) pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate in relation to the Borrower to the extent it qualifies as a “Legal Entity Customer” under the Beneficial Ownership Regulation. Section 9.14 Release of Liens and Guarantees. (a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger with a Subsidiary that is not a Loan Party) ; provided that no such release shall occur if such Subsidiary Loan Party continues to be a guarantor in respect of any Material Indebtedness in respect of any of the foregoing. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Subsidiary created by the Security Documents shall be automatically released. Upon the Date of Full Satisfaction, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. Without further written consent or authorization from Lenders or the Issuing Banks, the Administrative Agent and/or the Collateral Agent may execute any documents or instruments necessary to release or subordinate any Lien on any Collateral granted to or held by the Administrative Agent and/or the Collateral Agent under any Security Document to the holder of any Lien on such property that is a Permitted Encumbrance or is permitted pursuant to clauses (iv), (viii), (xi), (xiii), (xvii), (xxiv) and (xxvi) of Section 6.02. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent or the Collateral Agent, as the case may be, such certifications or documents as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement.

(b) The Administrative Agent or the Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent or the Collateral Agent, as the case may be, under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv). (c) Each of the Lenders and Issuing Banks irrevocably authorizes the Administrative Agent or the Collateral Agent, as the case may be, to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the Administrative Agent or the Collateral Agent, as the case may be, at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority or the Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.14. Section 9.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunner, the Swing Line Lender, the Issuing Banks, the Lenders and their respective Affiliates are arm’s- length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunners, the Issuing Banks and the Lenders on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunners, the Swing Line Lender, the Issuing Banks, the Lenders and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunner, the Swing Line Lender, the Issuing Banks, the Lenders and their respective Affiliates has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunners, the Swing Line Lender, the Issuing Banks, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Bookrunners, the Swing Line Lender, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings and their respective Affiliates hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent, the Lead

Arrangers, the Bookrunners, the Swing Line Lender, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 9.16 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder. Section 9.17 Intercreditor Agreements. (a) . Each of the Lenders and the other Secured Parties (ai) agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (bii) authorizes and instructs the Administrative Agent and/or the Collateral Agent to enter into such Intercreditor Agreement and any other applicable Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby from time to time) as the Administrative Agent and/or the Collateral Agent and on behalf of such Person, and by its acceptance of the benefits of the Security Documents, hereby acknowledges and agrees to be bound by such provisions. Notwithstanding anything herein to the contrary, each Lender, the Administrative Agent and the Collateral Agent acknowledge that the priority of the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Administrative Agent and/or the Collateral Agent thereunder are subject to the provisions of any applicable Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of any applicable Intercreditor Agreement and the Security Documents, the terms of such Intercreditor Agreement, as applicable, shall prevail. (b) The Loan Parties acknowledge and each of the Lenders agrees to comply with the agreements set forth in Schedule 9.17. Section 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 9.19 [Reserved]. Section 9.20 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true. (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this

Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (a) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 9.21 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, the Issuing Bank or any Lender, or any Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. Section 9.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special

Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.22, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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